Exhibit (a)(1)(A)

GENESIS MICROCHIP INC.

OFFER TO EXCHANGE
CERTAIN OUTSTANDING OPTIONS
FOR RESTRICTED STOCK UNITS

This document constitutes part of the prospectus relating
to the Genesis Microchip Inc. 1997 Employee Stock Option Plan,
1997 Non-Employee Stock Option Plan,
2000 Nonstatutory Stock Option Plan,
2001 Nonstatutory Stock Option Plan,
the Paradise Electronics, Inc. 1997 Stock Option Plan, and
the Sage, Inc. Second Amended and Restated 1997 Stock Option Plan,
covering securities that have been registered under the Securities Act of 1933, as amended.

October 18, 2007

GENESIS MICROCHIP INC.
Offer to Exchange Certain
Outstanding Options for Restricted Stock Units

This offer and withdrawal rights will expire at 5:00 p.m., Pacific Time, on November 16, 2007 unless we extend them.

By this offer, Genesis Microchip Inc. and our subsidiaries or one of our affiliated companies (collectively referred to as “Genesis,” the “Company,” “we,” “our” or “us”) is giving you the opportunity to exchange some or all of your outstanding options with an exercise price greater than or equal to $12.26 per share (which approximates the 52-week high of our per share stock price) that were granted prior to December 1, 2005 and were granted under our 1997 Employee Stock Option Plan, 1997 Non-Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan, 2001 Nonstatutory Stock Option Plan, the Paradise Electronics, Inc. 1997 Stock Option Plan, and the Sage, Inc. Amended and Restated 1997 Stock Option Plan, whether vested or unvested, for restricted stock units. Restricted stock units are a promise by Genesis to issue shares of our common stock in the future provided the vesting criteria are satisfied.

If you participate in the offer, the number of restricted stock units you receive will depend on the exercise price of the eligible options that you exchange.

We will grant restricted stock units on the same U.S. business day on which we cancel the exchanged options (the “restricted stock unit grant date”). We expect the restricted stock unit grant date to be November 16, 2007. If the expiration date is extended, the restricted stock unit grant date will be similarly delayed. The restricted stock units will be granted under the terms of the Company’s 2007 Equity Incentive Plan.

The vesting schedule of the restricted stock units will be determined based on whether or not the exchanged options were fully vested at the time they were cancelled and whether you reside in Canada. The vesting schedule of the restricted stock units is detailed in Section 9 of this Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”). Vesting is conditioned upon your continued active service to the Company or one of its subsidiaries through each applicable vesting date.

Our common stock is traded on the Nasdaq Global Market under the symbol “GNSS.” On October 10, 2007, the closing price of our common stock was $8.30 per share. You should evaluate the risks related to our business, our common stock, and this offer, and review current market quotes for our common stock, among other factors, before deciding to participate in this offer.

See “Risks of Participating in the Offer” beginning on page 14 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT

If you choose to participate in the offer, you must deliver a completed election form via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery before 5:00 p.m., Pacific Time, on November 16, 2007 to your local Human Resources representative:

Santa Clara
Catherine Murio
Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, California 95054
Fax: (408) 986-9654
E-mail: catherine.murio@gnss.com

Canada
Rene Goldman
165 Commerce Valley Drive, West
Thornhill, Ontario, Canada L3T 7V8
Fax: (905) 763-4286
E-mail: rene.goldman@gnss.com

India
Srinath Ramdas
George Thangiah Complex
80 Feet Road
Jeevanbhimanagar, Bangalore 560 075 India
Fax: +91-80-2525-3848
E-mail: srinath.ramdas@gnss.com

Japan
Akiko Namoto
1-19-12 Isoda Building, 5F
Osaki, Shinagawa-ku, Tokyo, 141-0032 Japan
Fax: 81-1-5745-0816
E-mail: akiko.namoto@gnss.com

Korea
SK Kim
11F, Tae-Seok B/D, 275-5
Yangjae-Dong, Seocho-Ku, Seoul 137-130 Korea
Fax: 82-2-575-3980
E-mail: sk.kim@gnss.com

Taiwan
Kate Chiu
5F, No. 100, Rueiguang Road
Neihu, Taipei 114, Taiwan R.O.C.
Fax: 886-2-27910118
E-mail: kate.chiu@gnss.com

Only responses that are complete, signed and actually received by your local Human Resources representative by the deadline will be accepted. Genesis intends to confirm the receipt of your election form and/or any withdrawal form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, it is your responsibility to confirm that we have received your election form and/or withdrawal form. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

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You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other option exchange documents to your local Human Resources representative:

Santa Clara
Catherine Murio
Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, California 95054
(408) 919-8424

Canada
Rene Goldman
165 Commerce Valley Drive, West
Thornhill, Ontario, Canada L3T 7V8
(905) 762-7358

India
Srinath Ramdas
George Thangiah Complex
80 Feet Road
Jeevanbhimanagar, Bangalore 560 075 India
91-80-25253848

Japan
Akiko Namoto
1-19-12 Isoda Building, 5F
Osaki, Shinagawa-ku, Tokyo, 141-0032 Japan
81-3-5745-0816

Korea
SK Kim
11F, Tae-Seok B/D, 275-5
Yangjae-Dong, Seocho-Ku, Seoul 137-130 Korea
82-2-575-1402

Taiwan
Kate Chiu
5F, No. 100, Rueiguang Road
Neihu, Taipei 114, Taiwan R.O.C.
886-2-8177-7096

Offer to Exchange dated October 18, 2007

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of the restricted stock units in any jurisdiction where the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any of these jurisdictions. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this offer. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

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TABLE OF CONTENTS

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS		1

RISKS OF PARTICIPATING IN THE OFFER		14

THE OFFER		28

1.	Eligibility.	28

2.	Number of options; expiration date.	28

3.	Purposes of the offer.	30

4.	Procedures for electing to exchange options.	31

5.	Withdrawal rights and change of election.	33

6.	Acceptance of options for exchange and issuance of restricted stock units.	35

7.	Conditions of the offer.	35

8.	Price range of shares underlying the options.	37

9.	Source and amount of consideration; terms of restricted stock units.	38

10.	Information concerning Genesis.	42

11.	Interests of directors and executive officers; transactions and arrangements concerning the options.	44

12.	Status of options acquired by us in the offer; accounting consequences of the offer.	45

13.	Legal matters; regulatory approvals.	45

14.	Material income tax consequences.	46

15.	Extension of offer; termination; amendment.	48

16.	Fees and expenses.	49

17.	Additional information.	49

18.	Financial statements.	50

19.	Miscellaneous.	50

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this offer. You should carefully read this entire Offer to Exchange, the accompanying letter from Elias Antoun, our Chief Executive Officer, dated October 18, 2007, and the election and withdrawal forms together with their associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find more complete information with respect to these topics.

Q1.	What is the offer?

A1.
This offer is a voluntary opportunity for eligible employees to exchange outstanding options with an exercise price greater than or equal to $12.26 per share that were granted prior to December 1, 2005 and were granted under the Plans (as defined below) for restricted stock units.

The following are some terms that are frequently used in this Offer to Exchange.

Terms Used in This Offer to Exchange

•
“cancellation date” refers to the same U.S. business day as the expiration date. This is the date when exchanged options will be cancelled. We expect that the cancellation date will be November 16, 2007. If the expiration date is extended, then the cancellation date will be similarly delayed.

•	“common stock” refers to the Company’s common stock.

•
“eligible employee” refers to an employee of Genesis (which, for purposes of this offer, includes all subsidiaries or affiliates of Genesis) as of the commencement of the offer and the cancellation date, other than employees located in China and Singapore. Our executive officers and the members of our board of directors are not eligible employees and may not participate in the offer.

•
“eligible options” refers to options that have an exercise price greater than or equal to $12.26 per share (which approximates the 52-week high of our per share stock price) that were granted prior to December 1, 2005 and were granted under any of the Plans (as defined below) and remain outstanding and unexercised as of the expiration date.

•	“exchanged options” refers to all options that you exchange pursuant to this offer.

•	“executive officers” refers to those officers of Genesis listed on Schedule A to this Offer to Exchange.

•
“expiration date” refers to the date that this offer expires. We expect that the expiration date will be November 16, 2007 at 5:00 p.m., Pacific Time. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•
“offer period” or “offering period” refers to the period from the commencement of this offer to the expiration date. This period will commence on October 18, 2007 and we expect it to end at 5:00 p.m., Pacific Time, on November 16, 2007.

•	“Offer to Exchange” refers to this Offer to Exchange Certain Outstanding Options for Restricted Stock Units.

•
“Plans” refers to our 1997 Employee Stock Option Plan, 1997 Non-Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan, 2001 Nonstatutory Stock Option Plan, the Paradise Electronics, Inc. 1997 Stock Option Plan, and the Sage, Inc. Second Amended and Restated 1997 Stock Option Plan.  Each of the Plans is also referred to as a “Plan.”

•
“restricted stock unit grant date” refers to the date that is the same U.S. business date as the expiration date and the cancellation date. This is the date when restricted stock units will be granted. We expect that the restricted stock unit grant date will be November 16, 2007. If the expiration date is extended, then the restricted stock unit grant date will be similarly delayed.

•
“restricted stock units” refers to the restricted stock units issued pursuant to this offer that replace your exchanged options. Restricted stock units are promises by Genesis to issue shares of its common stock in the future provided the vesting criteria are satisfied. Restricted stock units granted in connection with the offer will be granted on the restricted stock unit grant date pursuant to the Company’s 2007 Equity Incentive Plan and subject to the terms and conditions of a restricted stock unit agreement between you and the Company.

Q2.	How do I participate in this offer?

A2.	If you choose to participate in this offer, you must do the following before 5:00 p.m., Pacific Time, on the expiration date, currently expected to be November 16, 2007:

1. Properly complete and sign the attached election form.

2. Deliver the completed and signed election form via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery to your local Human Resources representative:

Santa Clara
Catherine Murio
Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, California 95054
Fax: (408) 986-9654
E-mail: catherine.murio@gnss.com

Canada
Rene Goldman
165 Commerce Valley Drive, West
Thornhill, Ontario, Canada L3T 7V8
Fax: (905) 763-4286
E-mail: rene.goldman@gnss.com

India
Srinath Ramdas
George Thangiah Complex
80 Feet Road
Jeevanbhimanagar, Bangalore 560 075 India
Fax: +91-80-2525-3848
E-mail: srinath.ramdas@gnss.com

Japan
Akiko Namoto
1-19-12 Isoda Building, 5F
Osaki, Shinagawa-ku, Tokyo, 141-0032 Japan
Fax: 81-1-5745-0816
E-mail: akiko.namoto@gnss.com

Korea
SK Kim
11F, Tae-Seok B/D, 275-5
Yangjae-Dong, Seocho-Ku, Seoul 137-130 Korea
Fax: 82-2-575-3980
E-mail: sk.kim@gnss.com

Taiwan
Kate Chiu
5F, No. 100, Rueiguang Road
Neihu, Taipei 114, Taiwan R.O.C.
Fax: 886-2-27910118
E-mail: kate.chiu@gnss.com

You should note that if you elect to exchange any eligible option grant in this offer, you must elect to exchange all shares subject to such eligible option grant. To help you recall your outstanding eligible options and give you the information necessary to make an informed decision, please refer to your E*trade account (http://us.etrade.com) which lists your outstanding option grants, the grant date of your options, the exercise price of your options and the number of outstanding shares subject to your outstanding options.

This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer. (See Section 4)

We may extend this offer. If we extend this offer, we will issue a press release, e-mail or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the U.S. business day following the previously scheduled expiration date.

The delivery of all documents, including election forms, is at your risk. We intend to confirm the receipt of your election form and/or any withdrawal form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, it is your responsibility to confirm that we have received your election form and/or any withdrawal form. Only responses that are complete, signed and actually received by your local Human Resources representative by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. (See Section 4)

Q3.	How many restricted stock units will I receive for the options that I exchange?

A3.	The number of restricted stock units that you receive will depend on the exercise price of your exchanged options, as follows:

Per Share Exercise Price of Eligible Option	Restricted Stock Units for Exchanged Options
$12.26 - $14.99	One (1) restricted stock unit for every three point one (3.1) exchanged options.
$15.00 - $16.25	One (1) restricted stock unit for every three point five (3.5) exchanged options.
$16.26 - $17.50	One (1) restricted stock unit for every four and one half (4.5) exchanged options.
$17.51 - $25.00	One (1) restricted stock unit for every six (6) exchanged options.
$25.01 and higher	One (1) restricted stock unit for every twelve (12) exchanged options.

For purposes of this offer, including the exchange ratios, the term “option” generally refers to an option to purchase one (1) share of our common stock. For purposes of applying the exchange ratios, fractional restricted stock units will be rounded to the nearest whole restricted stock unit on a grant by grant basis (with fractional restricted stock units greater than or equal to point five (.5) rounded up to the nearest whole restricted stock unit and fractional restricted stock units less than point five (.5) rounded down to the nearest whole restricted stock unit).

Please note: The exchange ratios apply to each of your option grants separately. This means that the various options you have received may be subject to different exchange ratios. (See Section 2)

Example

If you exchange 1,000 options with an exercise price of $16.50, on the restricted stock unit grant date you will receive 222 restricted stock units. This is equal to the 1,000 options divided by 4.5 (the exchange ratio for exchanged options with an exercise price of $16.50) and rounded to the nearest whole restricted stock unit.

Q4.	Who may participate in this offer?

A4.
You may participate in this offer if you are an eligible employee of Genesis at the time of this offer and you remain an eligible employee of Genesis or a successor entity through the restricted stock unit grant date. Our executive officers and the members of our board of directors may not participate in the offer. (See Section 1)

Q5.	Why is Genesis making this offer?

A5.
We believe that this offer will foster retention of our valuable employees and better align the interests of our employees and stockholders to maximize stockholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide additional incentive to our employees. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for our stock. These options are commonly referred to as being “underwater.” By making this offer, we intend to provide eligible employees with the opportunity to own restricted stock units that have a greater retention value because such restricted stock units are more certain to provide a return than the underwater options. (See Section 3)

Q6.	Which of my options are eligible?

A6.
Your eligible options are those options that have an exercise price greater than or equal to $12.26 per share, were granted prior to December 1, 2005, were granted under the Plans and remain outstanding and unexercised as of the expiration date, currently expected to be November 16, 2007. To help you recall your outstanding eligible options and give you the information necessary to make an informed decision, please refer to your E*trade account (http://us.etrade.com) which lists your outstanding option grants, the grant date of your options, the exercise price of your options and the number of outstanding shares subject to your outstanding options. (See Section 2)

Q7.	Are there circumstances under which I would not be granted restricted stock units?

A7.
Yes. If, for any reason, you are no longer an employee of Genesis on the restricted stock unit grant date, you will not receive any restricted stock units. Instead, you will keep your current eligible options and they will vest and expire in accordance with their terms. Except as provided by applicable law and/or any employment agreement between you and Genesis, your employment with Genesis will remain “at-will” regardless of your participation in the offer and can be terminated by you or your employer at any time with or without cause or notice. (See Section 1)

Moreover, even if we accept your eligible options, we will not grant restricted stock units to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting restricted stock units as a result of changes in the SEC or Nasdaq rules. We do not anticipate any such prohibitions at this time. (See Section 13)

In addition, if you hold an option that expires after the commencement of, but before the cancellation of options under, this offer, that particular option is not eligible for exchange. As a result, if you hold options that expire before the currently scheduled cancellation date or, if we extend the offer such that the cancellation date is a later date and you hold options that expire before the rescheduled cancellation date, those options will not be eligible for exchange and such options will continue to be governed by their original terms. (See Section 15)

Q8.	Am I required to participate in this option exchange?

A8.	No. Participation in this offer is completely voluntary. (See Section 2)

Q9.	What will be the purchase price of my restricted stock units?

A9.
The purchase price of a restricted stock unit will be the par value of our common stock which is equal to $0.001 per share and the par value will be deemed paid by your past services rendered to Genesis. As a result, you do not have to make any cash payment to Genesis to receive your restricted stock units or the common stock upon vesting. (See Section 9)

Q10.	When will my restricted stock units vest?

A10.
Except for eligible employees in Canada, each restricted stock unit will vest according to the following vesting schedule, subject to your continuing to be an employee or service provider to Genesis through each relevant vesting date:

•	None of the restricted stock units will be vested on the restricted stock unit grant date.

•	If an exchanged option was fully vested on the cancellation date, then 100% of the restricted stock units subject to the restricted stock unit grant will vest on November 20, 2008.

•
If an exchanged option was not fully vested on the cancellation date, then 50% of the restricted stock units subject to the restricted stock unit grant will vest on November 20, 2008 and 50% of the restricted stock units subject to the restricted stock unit grant will vest on November 20, 2009, such that all restricted stock units granted in connection with this offer will be vested no later than November 20, 2009.

Eligible employees in Canada will have a portion of their exchanged restricted stock units fully vested on the restricted stock unit grant date sufficient to cover their estimated tax liability on that date. The remaining portion of the restricted stock units will vest on the same schedule noted above for exchanged options that were fully vested on the cancellation date and those that were not fully vested on the cancellation date. See Schedule C for details.

We expect the restricted stock unit grant date will be November 16, 2007. Vesting of your restricted stock units is subject to the following conditions:

•
Vesting on any given vesting date is subject to your continued active service to Genesis or one of its subsidiaries through that vesting date. If your service with us terminates (for any reason or no reason) before your restricted stock units vest, your restricted stock units will expire unvested, and you will not be issued any shares of common stock pursuant to your restricted stock unit award.

•	After the restricted stock units vest, continued employment is not required to retain the common stock issued under the restricted stock units.

•
We will make minor modifications to the vesting schedule of any restricted stock units to eliminate fractional vesting (such that a whole number of restricted stock units will vest on each vesting date); this will be done by rounding up to the nearest whole number of restricted stock units that will vest on the first vesting date and rounding down on the following vesting date. (See Section 9)

Example: An option to purchase 2,000 shares with an exercise price equal to $20.00 is exchanged for 333 restricted stock units (2,000 divided by 6, rounded to the nearest whole restricted stock unit). The option was not fully vested on the cancellation date and the eligible employee does not live in Canada. The restricted stock units will vest as follows:

Restricted Stock Units:

Number of restricted stock units: 333

Vested on restricted stock unit grant date: None

Vesting Schedule: None of the restricted stock units will be vested on the restricted stock unit grant date, 50% of the restricted stock units (167 restricted stock units) will vest on November 20, 2008, and 50% of the restricted stock units (166 restricted stock units) will vest on November 20, 2009, such that all restricted stock units granted in connection with this offer will be vested no later than November 20, 2009. We expect the restricted stock unit grant date will be November 16, 2007. If the expiration date is extended, the restricted stock unit grant date will be similarly delayed.

Restricted stock units which do not vest will be forfeited to Genesis.

Please see Schedule C of this Offer to Exchange for an example applying to eligible employees living in Canada.

Q11.	If I participate in this offer, do I have to exchange all of my eligible options?

A11.
No.  You may pick and choose which of your outstanding eligible options you wish to exchange. If you decide to participate in this offer, you must elect to exchange all shares subject to an eligible option grant that you choose to exchange. You should note that we are not accepting partial tenders of options unless that option is covered by a domestic relations order (or comparable legal document as the result of the end of a marriage) (See Question and Answer 12). This means that you may not elect to exchange only some of the shares covered by any particular option grant. However, you may elect to exchange the remaining portion of an option grant that you have partially exercised. (See Section 2)

Q12.	What happens if I have an option that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A12.
If you have an option that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee of Genesis beneficially owns a portion of that option, you may tender only the portion beneficially owned by you. Any portion beneficially owned by a person who is not our employee may not be exchanged in this offer (even if legal title to that portion of the option is held by you and you are an eligible employee).

For instance, if you are an eligible employee and you hold an option to purchase 2,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 1,000 shares, then you may elect to exchange the portion of the option that you beneficially own covering the outstanding 500 shares, or you may elect not to participate in the offer at all with respect to this option. This is your only choice with respect to this option. (See Section 2)

Q13.	When will I receive restricted stock units?

A13.
We will grant the restricted stock units on the restricted stock unit grant date. The restricted stock unit grant date will be the same U.S. business day as the cancellation date. We expect the restricted stock unit grant date will be November 16, 2007. If the expiration date is extended, the restricted stock unit grant date will be similarly delayed. You will receive your restricted stock unit agreement promptly after the expiration of the offer. You will receive the shares subject to the restricted stock unit award when and if your award vests. (See Section 6)

Q14.	When will my exchanged options be cancelled?

A14.
Your exchanged options will be cancelled on the same U.S. business day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be November 16, 2007 unless the offer period is extended. (See Section 6)

Q15.	Once I surrender my exchanged options, is there anything I must do to receive the restricted stock units?

A15.
No. Once your exchanged options have been cancelled, there is nothing that you must do to receive your restricted stock units. Your restricted stock units will be granted to you on the same day that the exchanged options are cancelled. We expect that the restricted stock unit grant date will be November 16, 2007. In order to receive the shares covered by the restricted stock unit grant, you will need to remain an employee through the applicable vesting date, as described in Question and Answer 10. (See Section 1)

Q16.	Do I need to exercise my restricted stock units in order to receive shares?

A16.
Unlike stock options, which you must exercise in order to receive the vested shares subject to the option, you do not need to exercise restricted stock units in order to receive shares. If your restricted stock units vest in accordance with the vesting schedule set forth in your restricted stock unit agreement, you automatically will receive the shares subject to the restricted stock units promptly thereafter. Restricted stock units that do not vest will be forfeited to Genesis.

Q17.	Can I exchange Genesis common stock that I acquired upon a prior exercise of Genesis options?

A17.	No. This offer relates only to outstanding Genesis options. You may not exchange Genesis common stock in this offer. (See Section 2)

Q18.	Will I be required to give up all of my rights under the cancelled options?

A18.
Yes. Once we have accepted your exchanged options, your exchanged options will be cancelled and you will no longer have any rights under those options. We intend to cancel all exchanged options on the same U.S. business day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be November 16, 2007. (See Section 6)

Q19.	Will the terms and conditions of my restricted stock units be the same as my exchanged options?

A19.
Restricted stock units are a different type of award than stock options, and so the terms and conditions of your restricted stock units will necessarily be different from your stock options. Further, your restricted stock units will be granted under the Company’s 2007 Equity Incentive Plan, while your exchanged options may have been granted under a different plan with different terms and conditions. However, such changes generally will not substantially and adversely affect your rights, except that the vesting schedule of your restricted stock units will be different and employees in India will be required to pay their employer’s fringe benefits tax. (See Section 9)

Until your restricted stock units vest and you are issued shares in payment for the vested restricted stock units, you will not have any of the rights or privileges of a stockholder of Genesis. Once you have been issued the shares of common stock, you will have all of the rights and privileges of a stockholder with respect to those shares, including the right to vote and to receive dividends.

In addition, the tax treatment of the restricted stock units will differ significantly from the tax treatment of your options. Please see Question and Answer 22 and the remainder of this Offer to Exchange for further details.

Q20.	What happens to my options if I choose not to participate or if my options are not accepted for exchange?

A20.
If you choose not to participate or your options are not accepted for exchange, your existing options will (i) remain outstanding until they expire by their terms, (ii) retain their current exercise price, (iii) retain their current vesting schedule and (iv) retain all of the other terms and conditions as set forth in the relevant agreement related to such stock option grant. (See Section 6)

Q21.	How does Genesis determine whether an option has been properly tendered?

A21.
We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options tendered for exchange that we determine are not in an appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn, subject to the terms of this offer. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election form and we will not incur any liability for failure to give any notice. (See Section 4)

Q22.	Will I have to pay taxes if I participate in the offer?

A22.
If you participate in the offer and are a U.S. taxpayer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or the restricted stock unit grant date. However, you normally will have taxable income when your restricted stock units vest, at which time Genesis typically will also have a tax withholding obligation. The Company will satisfy tax withholding obligations, if applicable, in the manner specified in your restricted stock unit agreement. You may also have taxable capital gain when you sell the shares underlying the restricted stock unit. Note that the tax treatment of restricted stock units is significantly different from the tax treatment of your options and as a result of participating in the offer your tax liability could be higher than if you had kept your eligible options. Please see Section 14 for a reminder of the general tax consequences associated with options. (See Section 14)

If you participate in the offer and are subject to tax or social insurance contributions in Canada, India, Japan, Korea, or Taiwan, please refer to Schedules C – G of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you. (See Schedules C – G)

You should consult with your own tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional tax and social insurance consequences that may apply to you.

Q23.	What if Genesis is acquired by another company?

A23. Although we are not currently anticipating any such merger or acquisition, in the ordinary course of business we evaluate acquisition opportunities, and if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the option plan under which they were granted and your option agreement. Further, if Genesis is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no restricted stock units in exchange for them. If Genesis is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the restricted stock units, including any adjustments to the purchase price or number of shares that will be subject to the restricted stock units. Under such circumstances, the type of security and the number of shares covered by your restricted stock unit award would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive restricted stock units covering more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the restricted stock units if no acquisition had occurred.

If we are acquired by or merge with another company, your exchanged options might be worth more than the restricted stock units that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Finally, if another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the completion of this option exchange program. Termination of your employment for this or any other reason before the restricted stock unit grant date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any restricted stock units or other benefit for your tendered options.

If we are acquired after your tendered options have been accepted, cancelled, and exchanged for restricted stock units, your restricted stock units will be treated in the acquisition transaction in accordance with the terms of the transaction agreement or the terms of the Company’s 2007 Equity Incentive Plan and your new restricted stock unit agreement. (See Section 9)

Q24.	Will I receive a restricted stock unit agreement?

A24.
Yes. All restricted stock units will be subject to a restricted stock unit agreement between you and Genesis, as well as to the terms and conditions of the Company’s 2007 Equity Incentive Plan and any country-specific terms and conditions. A copy of the Company’s 2007 Equity Incentive Plan and the form of the restricted stock unit agreement under the Company’s 2007 Equity Incentive Plan is attached to the filing of this Offer to Exchange and is available on the SEC website at www.sec.gov. (See Section 9)

Q25.	Are there any conditions to this offer?

A25.
Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, though we may do so at our discretion. (See Sections 2 and 7)

Q26.	If you extend the offer, how will you notify me?

A26.
If we extend this offer, we will issue a press release, e-mail or other form of communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled expiration date. (See Sections 2 and 16)

Q27.	How will you notify me if the offer is changed?

A27.
If we change the offer, we will issue a press release, e-mail or other form of communication disclosing the change no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the date on which we change the offer. (See Sections 2 and 16)

Q28.	Can I change my mind and withdraw from this offer?

A28.
Yes. You may change your mind after you have submitted an election form and withdraw some or all of your elected options from the offer at any time before the expiration date (expected to be November 16, 2007). If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date. The exception to this rule is that if we have not accepted your properly tendered options by 9:00 p.m., Pacific Time, on December 14, 2007 you may withdraw your options at any time thereafter. (See Section 5)

Q29.	Can I change my mind about which options I want to exchange?

A29.
Yes. You may change your mind after you have submitted an election form and change the options you elect to exchange at any time before the expiration date by completing and submitting a withdrawal form to your local Human Resources representative. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional options, or you may choose to exchange fewer options. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date. Please be sure that any new election form you submit includes all the options with respect to which you want to accept this offer and is clearly dated after your last-submitted election or withdrawal form.

Q30.	How do I withdraw my election?

A30.	To withdraw your election, you must do the following before the expiration date:

1. Properly complete and sign the attached withdrawal form.

2. Deliver the completed and attached withdrawal form via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery to your local Human Resources representative:

Santa Clara
Catherine Murio
Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, California 95054
Fax: (408) 986-9654
E-mail: catherine.murio@gnss.com

Canada
Rene Goldman
165 Commerce Valley Drive, West
Thornhill, Ontario, Canada L3T 7V8
Fax: (905) 763-4286
E-mail: rene.goldman@gnss.com

India
Srinath Ramdas
George Thangiah Complex
80 Feet Road

Jeevanbhimanagar, Bangalore 560 075 India
Fax: +91-80-2525-3848
E-mail: srinath.ramdas@gnss.com

Japan
Akiko Namoto
1-19-12 Isoda Building, 5F
Osaki, Shinagawa-ku, Tokyo, 141-0032 Japan
Fax: 81-1-5745-0816
E-mail: akiko.namoto@gnss.com

Korea
SK Kim
11F, Tae-Seok B/D, 275-5
Yangjae-Dong, Seocho-Ku, Seoul 137-130 Korea
Fax: 82-2-575-3980
E-mail: sk.kim@gnss.com

Taiwan
Kate Chiu
5F, No. 100, Rueiguang Road
Neihu, Taipei 114, Taiwan R.O.C.
Fax: 886-2-27910118
E-mail: kate.chiu@gnss.com

(See Section 5)

Q31.	What if I withdraw my election and then decide again that I want to participate in this offer?

A31.
If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new properly completed election form before the expiration date that is signed and dated after the date of your withdrawal form. (See Question and Answer 2 and Section 5)

Q32.	Are you making any recommendation as to whether I should exchange my eligible options?

A32.
No.  We are not making any recommendation as to whether you should accept this offer. We understand that the decision whether or not to exchange your eligible options in this offer will be a challenging one for many employees. The program does carry risk (see “Risks of Participating in the Offer” beginning on page 14 for information regarding some of these risks), and there are no guarantees that you would not ultimately receive greater value from your eligible options than from the restricted stock units you will receive in exchange. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your own legal counsel, accountant, and/or financial advisor. (See Section 3)

Q33.	Whom can I talk to if I have questions about the offer, or if I need additional copies of the offer documents?

A33.	You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other option exchange program documents to your local Human Resources representative:

Santa Clara
Catherine Murio
Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, California 95054
(408) 919-8424

Canada
Rene Goldman
165 Commerce Valley Drive, West
Thornhill, Ontario, Canada L3T 7V8
(905) 762-7358

India
Srinath Ramdas
George Thangiah Complex
80 Feet Road
Jeevanbhimanagar, Bangalore 560 075 India
91-80-25253848

Japan
Akiko Namoto
1-19-12 Isoda Building, 5F
Osaki, Shinagawa-ku, Tokyo, 141-0032 Japan
81-3-5745-0816

Korea
SK Kim
11F, Tae-Seok B/D, 275-5
Yangjae-Dong, Seocho-Ku, Seoul 137-130 Korea
82-2-575-1402

Taiwan
Kate Chiu
5F, No. 100, Rueiguang Road
Neihu, Taipei 114, Taiwan R.O.C.
886-2-8177-7096

(See Section 10)

RISKS OF PARTICIPATING IN THE OFFER

Participating in the offer involves a number of risks and uncertainties, including those described below. This list and the risk factors under the heading entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2007 and annual report on Form 10-K, as amended, for the fiscal year ended March 31, 2007 filed with the SEC highlight the material risks of participating in this offer. You should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences in the United States and the non-U.S. tax schedules if you reside outside the U.S., as well as the rest of this Offer to Exchange for a more in-depth discussion of the risks that may apply to you before deciding to participate in the exchange offer.

In addition, this offer and our SEC reports referred to above include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding anticipated revenues and unit shipments, gross margins, operating expenses, inventory levels, tax rates, amortization of intangibles and stock-based compensation, liquidity and cash flow, business strategy, demand for our products, average selling prices, regional market growth, amount of sales to distributors and future competition. When used in this Offer to Exchange, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “seek” and “plan” as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this section and other factors elsewhere in this Offer to Exchange. You should carefully consider these risks, in addition to the other information in this Offer to Exchange and in our other filings with the SEC. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with the offer.

The following discussion should be read in conjunction with the summary financial statements attached as Schedule B, as well as our financial statements and notes to the financial statements included on our most recent Forms 10-K, as amended, 10-Q, and 8-K. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof.

Risks that are Specific to this Offer

If the price of our common stock increases after the date on which your options are cancelled, your cancelled options might be worth more than the restricted stock units that you receive in exchange for them.

Because the exchange ratio of this offer is not one-for-one with respect to all options, it is possible that, at some point in the future, your old options would have been economically more valuable than the restricted stock units granted pursuant to this offer. For example, if you exchange an option for 1,000 shares with an exercise price of $15.50, you would receive 286 restricted stock units. Assume, for illustrative purposes only that the price of our common stock increases to $22.00 per share. Under this example, if you had kept your exchanged options and sold them at $22.00 per share, you would have realized pre-tax gain of $6,500, but if you exchanged your options and sold the shares subject to the restricted stock unit grant, you would only realize a pre-tax gain of $6,292.

In addition, you may have paid more taxes for your restricted stock units than you did for your options. For example, if you exchange an option for 1,000 shares with an exercise price of $15.50, you would receive 286 restricted stock units. Assuming you are a U.S. taxpayer, if the option was exercised for $15.50 per share while the fair market value of our common stock was $20.00 per share, you would recognize ordinary income on $4,500 at exercise. If you later sold the shares at $22.00 per share, you would have capital gain on $6.50 per share, which is the difference between the sale price of $22.00 and the $15.50 exercise price. If you held the shares more than twelve (12) months, this would be taxed at long-term capital gains rates (currently a maximum of 15%), and if you held the shares for less than twelve (12) months, this would be taxed at short-term capital gains rates (currently a maximum of 35%). If, instead, you had exchanged your options for restricted stock units, you would recognize ordinary income (currently at a maximum rate of 35%) on the full fair market value of the shares you receive at the time you receive them (i.e., when they vested). For instance, if you vest in 286 restricted stock units on a day when the fair market value of our stock is $20.00 per share, you will recognize ordinary income on $5,720. You then would be subject to additional long- or short-term capital gain, as applicable (depending on the length of time you have held such shares) on any additional gain when you sell the shares. For instance, if you sold the shares at $22.00 per share, you would have a capital gain of $2.00 per share. When analyzing the tax consequences to you, you should keep in mind that you do not pay a cash purchase price for the restricted stock units or the shares thereunder, while, in the example above, you would have paid $15.50 per share of post-tax dollars for the shares subject to your options.

If we are acquired by or merge with another company, your cancelled options might be worth more than the restricted stock units that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your employment terminates for any reason before your restricted stock units vest, you will not receive any value from your restricted stock units.

Your restricted stock units generally will not be vested on the restricted stock unit grant date.

Except for a portion of the restricted stock units issued to Canadian employees to cover taxes on the exchange, the restricted stock units will be subject to a vesting schedule. If you do not remain an employee or service provider through the date your restricted stock units vest, you will not receive those restricted stock units. Instead, your restricted stock units will expire immediately upon your termination. As a result, you will not receive full value from your restricted stock units.

Tax-Related Risks

Tax effects of restricted stock units for United States Taxpayers.

If you participate in the offer and are a U.S. taxpayer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and on the restricted stock unit grant date. However, you generally will have taxable ordinary income when your restricted stock units vest, at which time Genesis will also generally have a tax withholding obligation. The Company will satisfy all tax withholding obligations in the manner specified in your restricted stock unit agreement. You may also have taxable capital gains when you sell the shares underlying the restricted stock unit. Note that the tax treatment of restricted stock units is significantly different from the tax treatment of your options and as a result of your participating in this offer, your tax liability could be higher than if you had kept your eligible options. Please see Section 14 of the Offer to Exchange for a reminder of the general tax consequences associated with options.

Tax effects of restricted stock units for tax residents of Canada.

If you participate in the offer and are subject to tax in Canada, you will be required to recognize income for tax purposes at the time of the exchange because it will be considered a disposal of the option. Your employer will have a tax and Canada Pension Plan (“CPP”) withholding obligation to the extent that you recognize income. A portion of the restricted stock units which are exchanged for the options will be fully vested and Genesis intends to redeem those shares to satisfy the tax and CPP withholding obligation arising from the exchange. Alternatively, Genesis may withhold from your salary or from the proceeds of the sale of the shares. You will be required to include in income for the year in which the remaining amount of your restricted stock units vest, the value of the shares issued to you; however, you will be entitled to deduct from your income the value of the eligible (cancelled) options exchanged in consideration for the restricted stock units. You may also have taxable income when you sell the shares underlying the restricted stock unit. The amount of the taxable income is not certain. Please see Schedule C.

Tax effects of restricted stock units for tax residents of India.

If you participate in the offer and are subject to tax in India, you will not be required under current law to recognize income for income tax at the time of the exchange or on the restricted stock unit grant date. However, upon the vesting of the restricted stock units, you will be responsible for payment of the employer’s fringe benefit tax on the fair market value of the shares on the vesting date. Genesis may redeem a sufficient number of shares issued when restricted stock units vest to satisfy the fringe benefit tax. Alternatively, it may recover the fringe benefit tax from your salary or from the proceeds of the sale of the shares. You may also have capital gains tax due on the gains when you sell the shares underlying the restricted stock unit. Please see Schedule D.

Tax effects of restricted stock units for tax residents of Japan.

If you participate in the offer and are subject to tax in Japan, it is unlikely that you will be required under current law to recognize income for tax at the time of the exchange or on the restricted stock unit grant date, although the tax laws are uncertain. However, you likely will have taxable income when your restricted stock units vest and the shares are issued to you. Your employer may withhold the taxes due, but it is your responsibility to report the income on your tax return and pay any tax liability in relation to the exchange or the restricted stock unit. You will also have taxable income when you sell the shares underlying the restricted stock unit. Please see Schedule E.

Tax effects of restricted stock units for tax residents of Korea.

If you participate in the offer and are subject to tax in Korea, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the exchange or on the restricted stock unit grant date. However, you will have taxable income when your restricted stock units vest, at which time your employer may also have a social insurance withholding obligation. Genesis may redeem a sufficient number of shares issued when restricted stock units vest to satisfy the social insurance withholding obligation. Alternatively, it may withhold from your salary or from the proceeds of the sale of the shares. You may also have taxable income when you sell the shares underlying the restricted stock unit. Please see Schedule F.

Tax effects of restricted stock units for tax residents of Taiwan.

If you participate in the offer and are subject to tax in Taiwan, you likely will not be required under current law to recognize income for income tax or social insurance purposes at the time of the exchange and on the restricted stock unit grant date. However, you generally will have taxable income when your restricted stock units vest and the shares are issued to you. You must report the income on your tax return and pay any tax liability in relation to the restricted stock unit. You may also have taxable income when you sell the shares underlying the restricted stock unit. Please see Schedule G.

Risks Relating to Our Business, Generally

Our quarterly revenues and operating results fluctuate significantly due to a variety of factors, which may result in volatility or a decline in our stock price.

Our historical revenues and operating results have varied significantly from quarter to quarter. Moreover, our actual or projected operating results for some quarters may not meet the expectations of stock market analysts and investors, which may cause our stock price to decline. In addition to the factors discussed elsewhere in this section, a number of factors may cause our revenue to fall short of our expectations or cause fluctuations in our operating results, including:

•	Our ability to gain and maintain “design wins” with our customers and ramp up new designs into production volumes;
•	Our inventory levels, and customer inventory levels of our products;
•	Growth rate of the flat-panel TV and LCD monitor and DisplayPort product markets, our customers’ share of those markets, and the success of our customers’ products into which we are designed;
•	Seasonal consumer demand for flat-panel TV, high definition TV (“HDTV”) and LCD monitors into which our products are incorporated;
•	Changes in the mix of products we sell;
•	Increased competition and competitive pricing pressures;
•	The timing of new product introductions by us and our competitors;
•	Availability and pricing of panels and other components for flat-panel TVs and LCD monitors;
•	Changes in product costs or manufacturing yields or available production capacity at our fabrication facilities;
•	Changes in our expected operating expenses; and
•	Foreign exchange rate fluctuations, research, and development tax credits and other factors that impact tax rates.

As a result of the fluctuation in our revenues and operating results, our stock price can be volatile, especially if our actual financial performance in a quarter deviates from the financial targets we set at the beginning of that quarter, or from market expectations.

We have had significant senior management and key employee turnover, and may not be able to attract, retain, and motivate the personnel we need to succeed.

In order to compete, we must attract, retain, and motivate executives and other key employees, including those in managerial, technical, sales, and marketing positions. We have recently experienced significant turnover in our senior management team. Several executives and other key employees have left the company, while others have joined or have been appointed to senior management roles, including the following:

•	In May 2006, Tzoyao Chan, our Senior Vice President, Product Development, resigned and Behrooz Yadegar joined the company as his successor.
•	In July 2006, Ken Murray, our Vice President, Human Resources, resigned and we appointed a successor.
•	In August 2006, Mohammad Tafazzoli, our Senior Vice President, Operations, resigned and we appointed a successor.
•	In September 2006, Hildy Shandell, our Senior Vice President, Corporate Development, joined the company.
•	In October 2006, Raphael Mehrbians, our Senior Vice President, Product Marketing, resigned and we appointed two Vice Presidents of Marketing, but have not yet appointed a Senior Vice President.
•
In May 2007, Michael Healy, our Chief Financial Officer, resigned and we have not yet appointed a successor. Linda Millage is currently serving as our interim Principal Accounting Officer in addition to her role as Senior Director of Finance and Worldwide Controller while we conduct an executive search for a Chief Financial Officer.

•	In June 2007, Anders Frisk, our Executive Vice President, resigned and his responsibilities have been assigned to Hildy Shandell and other executive management.

In addition, we have lost key technical personnel. We have experienced, and may continue to experience, difficulty in hiring and retaining candidates with appropriate qualifications.

We may not be able to attract and retain the senior management or other key employees that we need. Competition for experienced employees in the semiconductor industry can be intense. If we cannot attract and retain the employees we need, our business could be harmed, particularly if the departure of any executive or key employee results in a business interruption or if we are not successful in preserving material knowledge of our departing employees. In addition, a high level of turnover in our finance team could have an effect on our ability to maintain our disclosure controls and procedures and our internal control over financial reporting. See the risk factor entitled “We need to continually evaluate internal financial controls against evolving standards.”

We must increase our revenues and reduce our operating expenses in order to return to profitability and we may not be able to achieve profitability on a quarterly or annual basis.

We were not profitable in the quarter ended June 30, 2007. Our net loss for the quarter ended June 30, 2007 was approximately $10.7 million. As of June 30, 2007, we had an accumulated deficit of approximately $152.2 million. Returning to profitability will depend in large part on our ability to generate and sustain increased revenue levels in future periods. We also need to reduce operating expenses to a level commensurate with our revenues, while successfully executing our product development strategy. As a result, we have and expect that we may continue to implement cost reductions through reductions-in-force, outsourcing, and the like. These efforts may be more costly than we expect and we may not be able to increase our revenue enough to offset our operating expenses. We may not succeed in returning to profitability and could incur losses in future periods and, even if we do return to profitability, we may not be able to maintain or increase our level of profitability. If we cannot increase our revenue at a greater rate than our expenses, we will not become profitable.

We must sell our current products in greater volumes, or introduce new products with improved margins.

Average selling prices for our products have declined in the past, in many cases significantly, and we expect them to continue to decline in the future. When average selling prices decline, our revenues decline unless we are able to sell more units, and our gross margin dollars decline unless we are able to reduce our manufacturing and/or other supply chain costs by a commensurate amount. We, therefore, need to sell our current products in greater volumes to offset the decline in their ASPs, and introduce new products that have improved gross margins.

We face intense competition in our market, especially from larger, better-known companies, and we may lack sufficient financial or other resources to maintain or improve our competitive position.

The markets in which we operate are intensely competitive and are characterized by technological change, changes in customer requirements, frequent new product introductions, and improvements, evolving industry standards and rapidly declining average selling prices. We expect the level of competition to increase in the future. If we are unable to respond quickly and successfully to these developments, our competitive position will be harmed, and our products or technologies may become uncompetitive or obsolete.

Our chief competitors include both large and small companies, such as AMD (ATI Technologies), Broadcom Corporation, LSI Corporation, Micronas Semiconductor Holding AG, Mediatek Inc., MStar Semiconductor, Inc., National Semiconductor Corporation, Novatek Microelectronics Corp., NXP Semiconductors, Pixelworks, Inc., Realtek Semiconductor Corp., Renesas Technology Corp., Silicon Image, Inc., ST Microelectronics, N.V., Trident Microsystems, Inc., and Zoran Corporation. In addition, many of our current and potential customers have their own internally developed integrated circuit solutions, and may choose not to purchase solutions from third party merchant suppliers like Genesis. We may also face competition from start-up companies.

Some of our competitors, who may include our own customers, also include companies with greater financial and other resources than we have. Large companies may have advantages over us because of their longer operating histories, greater brand name recognition, larger customer bases, or greater financial, technical, and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They also have greater resources to devote to the promotion and sale of their products than we have. In addition, our overseas competitors have reduced cost structures that enable them to compete aggressively on price. Increased competition could harm our business, by, for example, increasing pressure on our profit margins or causing us to lose customers. Also, we have received a license from Silicon Image, Inc. for certain of their digital visual interface (DVI) patents and high definition multimedia interface (HDMI) patents, and must pay Silicon Image royalties on all of our DVI and HDMI products. This agreement, and other royalty obligations we may have, could hinder our ability to compete with unlicensed competitors that are not required to pay royalties on competing products. We may not be able to compete successfully against our current or potential competitors, especially those with significantly greater financial resources or brand name recognition.

Our failure to respond quickly to customer demand for technological improvements and integrate new features could have an adverse effect on our ability to compete.

To compete successfully, we must develop new products and improve our existing products at the same pace or ahead of our competitors. For example, in order to compete successfully in the digital television market, consumer electronics manufacturers must first select our products for incorporation into their digital televisions (giving us a so-called “design win”), and then we must be able to deliver those products in high volumes in a timely fashion. Manufacturers may not choose our digital television solution over our competitors’ solutions. We often incur significant expenditures on the development of a new product without any assurance that our product will be selected for a design win. Even if we are chosen, the design win may not result in any significant revenues to us, since sales of our products largely depend on the commercial success of our customers’ display products, and whether our customers are relying on us merely as a second source.

In addition, we need to design products for customers that continually require higher functionality at lower costs. We must, therefore, continue to add features to our products and to include these features on a single chip. The development process for these advancements is lengthy and will require us to accurately anticipate technological innovations and market trends. Developing and enhancing these products is time-consuming, costly, and complex.

There is a risk that these developments and enhancements will be late, fail to meet customer or market specifications, and will not be competitive with other products using alternative technologies that offer comparable functionality. These types of events could continue to have a variety of negative effects on our competitive position and our financial results, such as reducing our revenue, increasing our costs, lowering our gross margin percentage, and requiring us to recognize and record impairments of our assets.

We do not have long-term commitments from our customers, so it is difficult for us to forecast our revenues, and could result in excess inventory.

Our sales are made on the basis of purchase orders rather than long-term purchase commitments. In addition, our customers may cancel or defer purchase orders. We provide revenue guidance and manufacture our products according to our estimates of customer demand and we have limited visibility of such demand beyond one quarter. This process requires us to make multiple demand forecast assumptions, each of which may introduce errors into our estimates. If we overestimate customer demand, we may miss our revenue guidance, which could cause our stock price to decline. In addition, the timing and correction of this overestimation could cause us to manufacture products that we may not be able to sell. As a result, we could have excess inventory, which could increase our losses. Conversely, if we underestimate customer demand or if sufficient manufacturing capacity were unavailable, we could forgo revenue opportunities, lose market share and damage our customer relationships.

A limited number of our customers comprise a significant portion of our revenues and any decrease in revenue from these customers could have an adverse effect on our net revenues and operating results.

The markets for our products are highly concentrated. Our revenues are derived from a limited number of customers. Revenues from our largest five customers accounted for 57% of our revenues, with 19% of our revenues coming from our largest customer, for the quarter ended June 30, 2007. This customer concentration increases the risk of quarterly fluctuations in our revenues and operating results. Any downturn in the business of our key customers or potential new customers could have a negative impact on our sales to such customers, which could adversely affect our net revenues and results of operations. We expect that a small number of customers will continue to account for a large amount of our revenues. The decision by any large customer to decrease or cease using our products would harm our business. For example, during fiscal year 2007, we lost significant TV designs with one of our largest customers. This loss is expected to negatively impact our revenue until we are able to regain designs with that customer or other customers.

In addition, several of our customers sell to a limited number of original equipment manufacturers (OEMs). The decision by any large OEM to decrease or cease using our customer’s products could, in turn, cause our customer to decrease or cease buying from us. Our sales are made on the basis of purchase orders rather than long-term agreements so that any customer could cease purchasing products at any time without penalty.

Our success will depend on the growth of the market for flat-panel televisions and LCD monitors, and our customers’ commercial success in those markets.

Our ability to generate revenues depends on the growth of the market for flat-panel televisions, digital televisions, and LCD computer monitors. Since we do not sell to every manufacturer in those markets, our revenues also depend on how well our customers’ products into which our products are incorporated perform in those markets. To the extent that our customers’ share of the flat panel television, LCD monitor or digital television markets declines or does not grow, the sales of our products will be negatively impacted. In addition, our growth will also depend upon emerging markets for consumer electronics such as HDTV. The potential size of these markets and the timing of their development are uncertain and will depend in particular upon:

•	A continued reduction in the costs of products in the respective markets;
•	The availability, at a reasonable price, of components required by such products (such as LCD panels); and
•	The emergence of competing technologies and standards.

These and other potential markets may not develop as expected, which would harm our business.

Our success may depend in part on market adoption of the DisplayPort digital interface standard.

The DisplayPort digital display interface, which is based on technology developed by Genesis and is expected to be used in our products, is a new interface standard that has yet to achieve widespread adoption. DisplayPort is an alternative to older, established interconnect standards such as DVI, and therefore could face significant obstacles to adoption. In addition, other new standards may be introduced which could impact DisplayPort’s success. If DisplayPort does not achieve market adoption in the computer and/or consumer electronics industry, our ability to generate revenue from DisplayPort-based products would be limited.

Our customers experience fluctuating product cycles and seasonality, which causes their sales to fluctuate.

Our products are incorporated into flat-panel and CRT displays. Because the market for flat-panel displays is characterized by numerous new product introductions, our operating results may vary significantly from quarter to quarter. Our customers also experience seasonality in the sales of their products, which affects their orders of our products. Typically, the second half of the calendar year represents a disproportionate percentage of sales for our customers due to the holiday shopping period for consumer electronics products, and therefore, a disproportionate percentage of our sales. Also, our sales in the first quarter of the calendar year may be lower as a result of the Chinese New Year holiday in Asia. We expect these sales fluctuations to continue for the foreseeable future.

Our semiconductor products are complex and are difficult to manufacture cost-effectively.

Manufacturing semiconductor products is a complex process. It is often difficult for semiconductor foundries to achieve acceptable product yields. Product yields depend on both our product design and the manufacturing process technology unique to the semiconductor foundry. Since low yields may result from either design or process difficulties, identifying yield problems may occur well into the production cycle, when a product exists which can be physically analyzed and tested. Low yields negatively impact our gross margins and our financial results.

Product quality problems could increase our costs, cause customer claims, and delay our product shipments.

Although we test our products, they are complex and may contain defects and errors. In the past, we have encountered defects and errors in our products. Delivery of products with defects or reliability, quality, or compatibility problems may damage our reputation and our ability to retain existing customers and attract new customers. In addition, product defects and errors could result in additional development costs, diversion of technical resources, delayed product shipments, increased product returns, and product liability claims against us which may not be covered by insurance. Any of these could harm our business.

We rely on distributors to sell our products, and disruptions to or our failure to effectively develop these channels could adversely affect our ability to generate revenues from the sale of our products.

We derive a substantial percentage of our total revenues from sales by distributors of our products. During the quarter ended June 30, 2007, revenues and sales through distributors represented approximately 25% of our total revenue. We expect that our revenues will continue to depend, in part, on the performance of these distributors. We do not expect to have any long-term contracts or minimum purchase commitments with any of our distributors. In addition, our distributors may sell products that are competitive with ours, may devote more resources to those competitive products and may cease selling our products altogether. The distributors through whom we sell our products may not be successful in selling our products for reasons beyond our control. If any of the foregoing occurs, our operating results will suffer.

We subcontract our manufacturing, assembly and test operations.

We do not have our own fabrication facilities, assembly or testing operations. Instead, we rely on others to fabricate, assemble, and test all of our products. We do not have any long-term supply contracts with any of these suppliers. Most of our products use silicon wafers manufactured by Taiwan Semiconductor Manufacturing Corporation. If we were required to obtain silicon wafers from other manufacturers, we could experience a material increase in the price we must pay for silicon wafers. There are many risks associated with our dependence upon outside manufacturing, including:

•	Lack of adequate capacity during periods of excess demand;
•	Increased manufacturing cost or the unavailability of product in the event that manufacturing capacity becomes constrained;
•	Reduced control over manufacturing and delivery schedules of products;
•	Reduced control over quality assurance and reliability;
•	Difficulty of managing manufacturing costs and quantities;
•	Potential misappropriation of intellectual property; and
•	Political or environmental risks (including earthquake and other natural disasters) in Taiwan, where the manufacturing facilities are located.

We depend upon outside manufacturers to fabricate silicon wafers on which our integrated circuits are imprinted. These wafers must be of acceptable quality and in sufficient quantity and the manufacturers must deliver them to assembly and testing subcontractors on time for packaging into final products. We have, at times, experienced delivery delays, long manufacturing lead times, and product quality issues. These manufacturers fabricate, test, and assemble products for other companies. We cannot be sure that our manufacturers will devote adequate resources to the production of our products or deliver sufficient quantities of finished products to us on time or at an acceptable cost. The lead-time necessary to establish strategic relationships with new manufacturing partners is considerable. We would be unable to readily obtain an alternative source of supply for any of our products if this proves necessary. Any occurrence of these manufacturing difficulties could harm our business or cause us to incur costs to obtain adequate and timely supply of products.

Our products require licenses of third-party technology that may not be available to us on reasonable terms, or at all.

We license technology from third parties that is incorporated into our products. Future products or product enhancements may require additional third-party licenses, which may not be available to us on commercially reasonable terms, or at all. Third-party licenses may impact our gross margins. We also license third-party intellectual property in order to comply with display technology standards. For example, we signed the DVI Adopters Agreement and the HDMI Adopters Agreement in order to obtain a license to those standards. However, even though we licensed the DVI technology, Silicon Image, Inc., one of the promoters of the DVI standard, sued us for allegedly infringing certain DVI patents. In December 2006, we entered into a royalty-bearing Settlement and License Agreement with Silicon Image. If we are unable to obtain third-party licenses required to develop new products and product enhancements, or to comply with applicable standards, we could be at competitive disadvantage.

Because of the lengthy sales cycles for our products and the fixed nature of a significant portion of our expenses, we may incur substantial expenses before we earn associated revenue and may not ultimately achieve our forecasted sales for our products.

Because our products are based on new technology and standards, a lengthy sales process, typically requiring several months or more, is often required before potential customers begin the technical evaluation of our products. This technical evaluation can then exceed nine months and it may take an additional nine months before a customer commences volume shipments of systems that incorporate our products. However, even when a manufacturer decides to design our products into its systems, the manufacturer may never ship systems incorporating our products. Given our lengthy sales cycle, we experience a delay between the time we increase expenditures for research and development, sales and marketing efforts and inventory and the time we generate revenues, if any, from these expenditures. These long cycles, as well as our expectation that customers will tend to sporadically place large orders with short lead times, may cause revenues and operating results to vary significantly and unexpectedly from quarter to quarter. As a result, our business could be harmed if a significant customer reduces or delays its orders or chooses not to release products incorporating our products. Given our customer concentration and our lengthy sales cycle, the loss or decline in volume of one or several key customers could have a material impact on our revenue for a sustained period of time.

We are subject to risks associated with international operations, which may harm our business.

We depend on product design groups located outside of the United States, primarily in Canada and India. We also rely on foreign third-party manufacturing, assembly and testing operations. These foreign operations subject us to a number of risks associated with conducting business outside of the United States, including the following:

•	Unexpected changes in, or impositions of, legislative or regulatory requirements;
•	Delays resulting from difficulty in obtaining export licenses for certain technology, tariffs, quotas and other trade barriers and restrictions;
•	Imposition of additional taxes and penalties;
•	The burdens of complying with a variety of foreign laws; and
•	Other factors beyond our control, including acts of terrorism, which may delay the shipment of our products, impair our ability to travel or our ability to communicate with foreign locations.

In addition, the laws of certain foreign countries in which our products are or may be designed, manufactured or sold may not protect our products or intellectual property rights to the same extent as the laws of the United States. This increases the possibility of piracy of our technology and products.

Our multi-jurisdictional tax structure is complex and we could be subject to increased taxation.

We conduct business operations in a number of countries and are subject to taxation in those jurisdictions. We develop our tax position based upon the anticipated nature and structure of our business and the tax laws, administrative practices and judicial decisions now in effect in the countries in which we have assets or conduct business, all of which are subject to change or differing interpretations. We are also subject to audit by local tax authorities which could result in additional tax expense in future periods. Any increase in our income tax expense could adversely impact on our future earnings and cash flows.

In addition, some of our subsidiaries provide products and services to, and may undertake significant transactions with, our other subsidiaries that are incorporated in different jurisdictions. Some of these jurisdictions have tax laws with detailed transfer pricing rules which require that all transactions with non-resident related parties be priced using arm’s-length pricing principles. International transfer pricing is a complex area of taxation and generally involves a significant degree of judgment. If international taxation authorities successfully challenge our transfer pricing policies, our income tax expense may be adversely affected.

Most of our revenues will come from sales to customers outside of the United States, which creates additional business risks.

Most of our revenues come from sales to customers outside of the United States, particularly to equipment manufacturers located in South Korea, China, Europe, Japan, and Taiwan. For the quarter, ended June 30, 2007, sales to regions outside of the United States represented 99% of revenues. For that same period, sales to China and South Korea alone constituted 32% and 33%, respectively. These sales are subject to numerous risks, including:

•	Fluctuations in currency exchange rates, tariffs, import restrictions and other trade barriers;
•	Unexpected changes in regulatory requirements;
•	Political and economic instability;
•	Exposure to litigation or government investigations in these countries;
•	Longer payment periods;
•	Ability to enforce contracts or payment terms;
•	Potentially adverse tax consequences;
•	Export license requirements; and
•	Unexpected changes in diplomatic and trade relationships.

Because our sales are denominated in U.S. dollars, increases in the value of the U.S. dollar could increase the price of our products in non-U.S. markets and may make our products more expensive than competitors’ products denominated in local currencies.

The cyclical nature of the semiconductor industry may lead to significant variances in the demand for our products.

In the past, significant downturns and wide fluctuations in supply and demand have characterized the semiconductor industry. Also, the industry has experienced significant fluctuations in anticipation of changes in general economic conditions, including economic conditions in Asia. These cycles have led to significant variances in product demand and production capacity. They have also accelerated the erosion of average selling prices per unit. We may experience periodic fluctuations in our future financial results because of changes in industry-wide conditions.

We have in the past and may in the future engage in acquisitions of companies, products or technologies, which involve numerous risks and the anticipated benefits of any acquisitions we make may never be realized.

Our growth is dependent upon our ability to enhance our existing products and introduce new products on a timely basis. One of the ways we may address the need to develop new products is through acquisitions of other companies or technologies, such as our prior acquisitions of Sage and the assets of VM Labs. These acquisitions and potential future acquisitions involve numerous risks, including the following:

•	We may experience difficulty in assimilating the acquired operations and employees;
•	We may be unable to retain the key employees of the acquired operations;
•	The acquisitions may disrupt our ongoing business;
•	We may not be able to incorporate successfully the acquired technologies and operations into our business and maintain uniform standards, controls, policies and procedures;
•	We may lack the experience to enter into new markets, products or technologies; and
•	An acquisition we choose to pursue may require a significant amount of capital, which limits our ability to pursue other strategic opportunities.

Acquisitions of high-technology companies are inherently risky, and recent or potential future acquisitions may not be successful and may adversely affect our business, operating results or financial condition. We must also maintain our ability to manage growth effectively. Failure to manage growth effectively and successfully integrate acquisitions made by us could materially harm our business and operating results.

Intellectual property infringement suits brought against us or our customers may significantly harm our business.

We defended and settled claims brought against us by Silicon Image, Inc., alleging that certain of our products that contain digital receivers infringe various Silicon Image patent claims. In addition, IP Innovation LLC has sued Toshiba Corporation and other companies that incorporate our products into their displays, alleging patent infringement by certain consumer and professional electronics products, including some that contain our display controller products. Any future patent infringement lawsuits could subject us to permanent injunctions preventing us from selling the accused products and/or cause us to incur significant costs, including defense costs, settlements, and judgments. In addition, as a result of this lawsuit or any future patent infringement lawsuits, our existing customers may decide to stop buying our products, and prospective customers may be unwilling to buy our products.

Intellectual property lawsuits, regardless of their success, are time-consuming and expensive to resolve and divert management time and attention.

In addition, if we are unsuccessful and our products (or our customers’ monitors or televisions that contain our products) are found to infringe the intellectual property rights of others, we could be forced to do one or more of the following:

•	Stop selling the products or using the technology that are allegedly infringing;
•	Attempt to obtain a license to the relevant intellectual property, which license may not be available on commercially reasonable terms or at all;
•	Incur substantial costs including defense costs, settlements and/or judgments; and
•	Attempt to redesign those products that are allegedly infringing.

As a result, intellectual property litigation could have a material adverse effect on our revenues, financial results and market share.

We may be required to indemnify our customers against claims of intellectual property infringement.

From time to time, we enter into agreements with our customers that contain indemnification provisions for claims based on infringement of third party intellectual property rights. As a result, if such a claim based on our products is made against an indemnified customer, we may be required under our indemnification obligations to defend or settle the litigation, and/or to reimburse that customer for its costs, including defense costs, settlements, and judgments. From time to time, we receive requests for indemnification from customers with whom we do not have indemnification agreements. We may also be subject to claims for indemnification under statutory or common law. Patent litigation and any indemnification obligations we may have could have a material adverse effect on our revenues, financial results and market share, and could result in significant payments by us that could have a material adverse effect on our financial position.

We may be unable to adequately protect our intellectual property. We rely on a combination of patent, copyright, trademark and trade secret laws, as well as non-disclosure agreements and other methods to protect our proprietary technologies.

We have been issued patents and have pending United States and foreign patent applications. Our patents may be subject to challenges, may not be broad enough to protect our technology, or could be invalidated or circumvented. If we are not successful in obtaining the patent protection we need, our competitors may be able to replicate our technology and compete more effectively against us. The legal protections described above afford only limited protection. It is possible that we may also have to resort to litigation to enforce and protect our copyrights, trademarks, patents and trade secrets, which litigation could be costly and a diversion of management resources. In addition, it is possible that existing or future patents, or even court rulings in our favor regarding our patents, may be challenged, invalidated, or circumvented. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products, or otherwise attempt to obtain and use our intellectual property or develop similar technology independently or design around our patents. Monitoring unauthorized use of our products is difficult, and the steps we have taken may not prevent unauthorized use of our technology, particularly in foreign countries where effective patent, copyright, trademark, and trade secret protection may be unavailable or may not protect our proprietary rights as fully as in the United States.

We need to continually evaluate internal financial controls against evolving standards.

The Sarbanes-Oxley Act of 2002 and other rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers impose duties on us and our executives, directors, attorneys and independent registered public accountants. In order to comply with the Sarbanes-Oxley Act and other rules and regulations, we have evaluated our internal controls systems that require management to report on, and our independent auditors to attest to, our internal controls. In addition, our Chief Financial Officer resigned in May 2007 and we have otherwise experienced significant turnover in our senior management as more fully described under the risk factor entitled “We have had significant senior management and key employee turnover, and may not be able to attract, retain, and motivate the personnel we need to succeed.” If we are not able to maintain internal controls over financial reporting in light of the significant senior management and key employee turnover, we may not be able to meet the requirements of Section 404. While we have met the requirements of Section 404 including the evaluation, documentation and testing of internal controls for the year ended March 31, 2007, we cannot be certain as to the future outcome of our testing and resulting remediation actions or the impact of the same on our operations. We have an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements and we expect to continue to incur significant expenses in connection with this process. In the event that our Chief Executive Officer, Principal Accounting Officer or independent registered public accounting firm determine in the future that our internal controls over financial reporting are not effective as defined under Section 404, investor perceptions may be adversely affected and could cause a decline in the market price of our stock. In addition, current regulatory standards are subject to change, and additional standards may be imposed.

We may become subject to judgments for securities class action suits.

We have been a defendant in a securities class action suit. In March 2006, Genesis and the plaintiff signed an agreement to settle the lawsuit, and in December 2006, the court issued a final judgment approving the settlement and dismissing the case with prejudice. However, we may be subject to future securities class action suits, which could subject us to judgments in excess of our insurance coverage and could harm our business. In addition, this kind of lawsuit, regardless of its outcome, is likely to be time-consuming and expensive to resolve and may divert management time and resources.

A breakdown in our information technology systems could cause a business interruption, impair our ability to manage our business or report results, or result in the unauthorized disclosure of our confidential and proprietary information.

Our information technology systems could suffer a sudden breakdown as a result of factors beyond our control, such as earthquakes, insecure connections, or problems with our outside consultants who provide information technology services to us. If our information technology systems were to fail and we were not able to gain timely access to adequate alternative systems or back-up information, this could have a negative impact on our ability to operate and manage our business and to report results in a timely manner. Also, any breach of our information systems by an unauthorized third party could result in our confidential information being made public or being used by a competitor, which could have a material adverse effect on our ability to realize the potential of our proprietary rights.

General economic conditions may reduce our revenues and harm our business.

As our business has grown, we have become increasingly subject to the risks arising from adverse changes in domestic and global economic conditions. During times of economic slowdown, many industries may delay or reduce technology purchases. As a result, if economic conditions in the United States, Asia or Europe worsen, or if a wider or global economic slowdown occurs, reduced orders and shipments may cause us to fall short of our revenue expectations for any given period and may result in us carrying increased inventory. These conditions would negatively affect our business and results of operations. If our inventory builds up as a result of order postponement, we would carry excess inventory that is either unusable or that must be sold at reduced prices which will harm our revenues and gross margins. In addition, weakness in the technology market could negatively affect the cash flow of our customers who could, in turn, delay paying their obligations to us. This would increase our credit risk exposure, which could harm our financial condition.

THE OFFER

1. Eligibility.

You are an “eligible employee” if you are an employee of Genesis and you remain employed by Genesis or a successor entity through the date on which the exchanged options are cancelled, other than employees located in China and Singapore. However, none of our executive officers or the members of our board of directors are eligible to participate in the offer. Our directors and executive officers are listed on Schedule A to this Offer to Exchange.

To receive a grant of restricted stock units, you must remain employed by Genesis or a successor entity through the restricted stock unit grant date, which will be the same U.S. business day as the cancellation date. If you do not remain employed by Genesis or a successor entity through the restricted stock unit grant date, you will keep your current eligible options and they will vest and expire in accordance with their terms. If we do not extend the offer, the restricted stock unit grant date will be November 16, 2007. Except as provided by applicable law and/or any employment agreement between you and Genesis, your employment with Genesis will remain “at-will” and can be terminated by you or Genesis at any time, with or without cause or notice. In order to vest in your restricted stock units and receive the shares subject to the award, you must remain an employee or other service provider through each relevant vesting date.

2. Number of options; expiration date.

Subject to the terms and conditions of this offer, we will accept for exchange options granted with an exercise price greater than or equal to $12.26 per share (which approximates the 52-week high of our per share stock price) under the Plans that were granted prior to December 1, 2005 and are held by eligible employees, are outstanding and unexercised as of the expiration date of the offer, and that are properly elected to be exchanged, and are not validly withdrawn, before the expiration date of the offer. In order to be eligible, options must be outstanding on the expiration date of the offer. For example, if a particular option grant expires during the offering period, that particular option grant is not eligible for exchange.

You may decide which of your eligible options you wish to exchange. If you elect to participate in this offer, you must exchange all of the shares subject to any eligible option grant that you choose to exchange. Except for options that are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage), we are not accepting partial tenders of options. However, if you elect to participate in this offer, you must exchange the remaining portion of any option grant, including those you have partially exercised.

For example and except as otherwise described below, if you hold (1) an eligible option to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three option grants, or only two of the three option grants, or only one of the three grants, or none at all. You may not elect to exchange your first option with respect to options to purchase only 150 shares (or any other partial amount) under that option grant.

As discussed above, this rule will not apply to the portion of any option that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and which is beneficially owned by a person who is not an employee of Genesis. Any such portion of an option may not be exchanged in this Offer to Exchange (even if title to that portion of the option is held by an eligible employee). However, the portion beneficially owned by the eligible employee may be tendered in the offer if eligible; such portion must be tendered for all remaining outstanding shares. For instance, if the option to purchase 3,000 shares in the example above is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares, then you may elect to participate in the offer and exchange the portion of the option that you beneficially own covering the outstanding 1,500 shares.

Subject to the terms of this offer and upon our acceptance of your properly tendered options, your exchanged options will be cancelled and you will be granted restricted stock units as follows:

Per Share Exercise Price of Eligible Option	Restricted Stock Units for Exchanged Options
$12.26 - $14.99	One (1) restricted stock unit for ever three point one (3.1) exchanged options.
$15.00 - $16.25	One (1) restricted stock unit for every three point five (3.5) exchanged options.
$16.26 - $17.50	One (1) restricted stock unit for every four and one half (4.5) exchanged options.
$17.51 - $25.00	One (1) restricted stock unit for every six (6) exchanged options.
$25.01 and higher	One (1) restricted stock unit for every twelve (12) exchanged options.

For purposes of this offer, including the exchange ratios, the term “option” generally refers to an option to purchase one (1) share of our common stock. For purposes of applying the exchange ratios, fractional restricted stock units will be rounded to the nearest whole restricted stock unit on a grant by grant basis (with fractional restricted stock units greater than or equal to point five (.5) rounded up to the nearest whole restricted stock unit and fractional restricted stock units less than point five (.5) rounded down to the nearest whole restricted stock unit).

The exchange ratios apply to each of your option grants separately. This means that the various options you have received may be subject to different exchange ratios.

Example 1

If you exchange 5,000 options with an exercise price per share of $14.25, you will receive 1,613 restricted stock units.

Example 2

If you exchange 5,000 options with an exercise price per share of $15.50, you will receive 1,429 restricted stock units.

Example 3

If you exchange 5,000 options with an exercise price per share of $17.25, you will receive 1,111 restricted stock units.

Example 4

If you exchange 5,000 options with an exercise price per share of $18.00, you will receive 833 restricted stock units.

Example 5

If you exchange 5,000 options with an exercise price per share of $25.25, you will receive 417 restricted stock units.

All restricted stock units will be subject to the terms of our 2007 Equity Incentive Plan. The current form of restricted stock unit agreement under the 2007 Equity Incentive Plan is attached as an exhibit to the Schedule TO with which this Offer to Exchange has been filed.

The expiration date for this offer will be 5:00 p.m., Pacific Time, on November 16, 2007 unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate, and amend the offer.

3. Purposes of the offer.

The primary purpose of this offer is to foster retention of our valuable employees and better align the interests of our employees and stockholders to maximize stockholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide additional incentive to our employees. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for our stock. These options are commonly referred to as being “underwater.” The restricted stock units may have greater employee retention value than the exchanged options and therefore benefit Genesis in its efforts to retain valuable employees.

Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans, proposals, or negotiations that relate to or would result in:

•	Any extraordinary transaction, such as a merger, reorganization or liquidation, involving Genesis;

•	Any purchase, sale or transfer of a material amount of our assets;

•	Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•
Any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or term of directors or to fill any existing board vacancies or to change any executive officer’s material terms of employment;

•	Any other material change in our corporate structure or business;

•	Our common stock being delisted from the Nasdaq Global Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	Our common stock becoming eligible for termination of registration pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	The acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

•	Any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

In the ordinary course of business, from time to time, Genesis evaluates acquisition or investment opportunities. At the present time, we are reviewing a number of opportunities. These transactions may be announced or completed in the ordinary course of business during the pendency of this offer, but there can be no assurance that an opportunity will be available to us or that we will choose to take advantage of an opportunity.

In the ordinary course of business, Genesis makes changes in the composition and structure of its board of directors and/or management. Genesis expects that it will continue to make changes in this regard.

Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your own investment and tax advisors. You must make your own decision about whether to participate in this offer.

4. Procedures for electing to exchange options.

Proper election to exchange options.

Participation in this offer is voluntary. If you choose to participate in the offer, you must deliver the completed election form via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery before 5:00 p.m., Pacific Time, on November 16, 2007 to your local Human Resources representative:

Santa Clara
Catherine Murio
Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, California 95054
Fax: (408) 986-9654
E-mail: catherine.murio@gnss.com

Canada
Rene Goldman
165 Commerce Valley Drive, West
Thornhill, Ontario, Canada L3T 7V8
Fax: (905) 763-4286
E-mail: rene.goldman@gnss.com

India
Srinath Ramdas
George Thangiah Complex
80 Feet Road
Jeevanbhimanagar, Bangalore 560 075 India
Fax: +91-80-2525-3848
E-mail: srinath.ramdas@gnss.com

Japan
Akiko Namoto
1-19-12 Isoda Building, 5F
Osaki, Shinagawa-ku, Tokyo, 141-0032 Japan
Fax: 81-1-5745-0816
E-mail: akiko.namoto@gnss.com

Korea
SK Kim
11F, Tae-Seok B/D, 275-5
Yangjae-Dong, Seocho-Ku, Seoul 137-130 Korea
Fax: 82-2-575-3980
E-mail: sk.kim@gnss.com

Taiwan
Kate Chiu
5F, No. 100, Rueiguang Road
Neihu, Taipei 114, Taiwan R.O.C.
Fax: 886-2-27910118
E-mail: kate.chiu@gnss.com

Your local Human Resources representative must receive your properly completed and signed election form before the expiration date. The expiration date will be 5:00 p.m., Pacific Time, on November 16, 2007 unless we extend the offer.

If you participate in this offer, you can decide which of your eligible option grants you wish to exchange. To help you recall your outstanding eligible options and give you the information necessary to make an informed decision, please refer to your E*trade account (http://us.etrade.com) which lists your outstanding option grants, the grant date of your options, the exercise price of your options and the number of outstanding shares subject to your outstanding options.

Your election to participate becomes irrevocable after 5:00 p.m., Pacific Time, on November 16, 2007 unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. The exception to this rule is that if we have not accepted your properly tendered options by 9:00 p.m., Pacific Time, on December 14, 2007, you may withdraw your options at any time thereafter. You may change your mind after you have submitted an election form and withdraw from the offer at any time before the expiration date, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date.

The delivery of all documents, including election forms, is at your risk. We intend to confirm the receipt of your election form and/or any withdrawal form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, it is your responsibility to confirm that we have received your election form and/or any withdrawal form. Only responses that are complete, signed and actually received by your local Human Resources representative by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer.

Our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, e-mail or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be November 16, 2007.

Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.

We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement.

Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for exchange will constitute a binding agreement between Genesis and you upon the terms and subject to the conditions of this offer.

5. Withdrawal rights and change of election.

You may withdraw all of the options that you previously elected to exchange only in accordance with the provisions of this section.

You may withdraw all of the options that you previously elected to exchange at any time before the expiration date, which is expected to be 5:00 p.m., Pacific Time, on November 16, 2007. If we extend the offer, you may withdraw your options at any time until the extended expiration date.

In addition, although we intend to accept all validly tendered options promptly after the expiration of this offer, if we have not accepted your options by 9:00 p.m., Pacific Time, on December 14, 2007, you may withdraw your options at any time thereafter.

To validly withdraw some or all of the options that you previously elected to exchange, you must deliver a valid withdrawal form for some or all of the options you wish to withdraw from the offer while you still have the right to withdraw the options.

To withdraw your election, you must do the following before the expiration date:

1. Properly complete and sign the attached withdrawal form.

2. Deliver the completed and attached withdrawal form via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery to your local Human Resources representative:

Santa Clara
Catherine Murio
Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, California 95054
Fax: (408) 986-9654
E-mail: catherine.murio@gnss.com

Canada
Rene Goldman
165 Commerce Valley Drive, West
Thornhill, Ontario, Canada L3T 7V8
Fax: (905) 763-4286
E-mail: rene.goldman@gnss.com

India
Srinath Ramdas
George Thangiah Complex
80 Feet Road
Jeevanbhimanagar, Bangalore 560 075 India
Fax: +91-80-2525-3848
E-mail: srinath.ramdas@gnss.com

Japan
Akiko Namoto
1-19-12 Isoda Building, 5F
Osaki, Shinagawa-ku, Tokyo, 141-0032 Japan
Fax: 81-1-5745-0816
E-mail: akiko.namoto@gnss.com

Korea
SK Kim
11F, Tae-Seok B/D, 275-5
Yangjae-Dong, Seocho-Ku, Seoul 137-130 Korea
Fax: 82-2-575-3980
E-mail: sk.kim@gnss.com

Taiwan
Kate Chiu
5F, No. 100, Rueiguang Road
Neihu, Taipei 114, Taiwan R.O.C.
Fax: 886-2-27910118
E-mail: kate.chiu@gnss.com

You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date. Any options that you do not withdraw will be bound pursuant to your prior election form.

If you withdraw some or all of your eligible options, you may again elect to exchange the withdrawn options at any time before the expiration date. All options that you withdraw will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange such eligible options before the expiration date. To re-elect to exchange some or all of your eligible options, you must submit a new election form to your local Human Resources representative before the expiration date by following the procedures described in Section 4 of this Offer to Exchange. This new election form must be properly completed, signed and dated after your original election form and after your withdrawal form and must list all eligible options you wish to exchange. Any prior election form will be disregarded.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any withdrawal form or any new election form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of withdrawal forms and new election forms. Our determination of these matters will be final and binding.

The delivery of all documents, including any withdrawal forms and any new election forms, is at your risk. We intend to confirm the receipt of your withdrawal form and/or any election form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, it is your responsibility to confirm that we have received your withdrawal form and/or any election form. Only responses that are complete, signed and actually received by your local Human Resources representative by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

6. Acceptance of options for exchange and issuance of restricted stock units.

Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for exchange and cancel all eligible options properly elected for exchange and not validly withdrawn before the expiration date. Once the options are cancelled, you no longer will have any rights with respect to those options. Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the cancellation date, which we anticipate to be November 16, 2007.

Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Exchange, we will accept promptly after the expiration date all properly tendered options that are not validly withdrawn. We will give oral or written notice to the option holders generally of our acceptance for exchange of the options. This notice may be made by press release, e-mail or other method of communication.

We will grant the restricted stock units on the restricted stock unit grant date, which is the same U.S. business day as the cancellation date. We expect the restricted stock unit grant date to be November 16, 2007. All restricted stock units will be granted under our 2007 Equity Incentive Plan, and will be subject to a restricted stock unit agreement between you and Genesis. The number of restricted stock units you will receive will be determined in accordance with the exercise price of your exchanged options as described in Section 2 of this Offer to Exchange. Promptly after the expiration date, we will send you your restricted stock unit grant agreement. You will receive the shares subject to the restricted stock unit award when and if your award vests, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange.

Options that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise price and current vesting schedule.

7. Conditions of the offer.

Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•
There will have been threatened in writing or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•
Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us);

•	There will have occurred:

–	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the United States,

–	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

–
any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,

–
in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including, a decline of at least 10% in either the Dow Jones Industrial Average, the Nasdaq Index or the Standard & Poor’s 500 Index from the date of commencement of the offer,

–
the commencement, continuation, or escalation of a war or other national or international calamity directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of the offer, or

–	if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer;

•
A tender or exchange offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been publicly disclosed or we will have learned that:

–
any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

–	any such person, entity or group which had publicly disclosed such ownership prior to such date will acquire additional common stock constituting more than 1% of our outstanding shares, or

–
any new group will have been formed that beneficially owns more than 5% of our outstanding common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for exchange of eligible options;

•
There will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offer to Exchange);

•	Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•
Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us); or

•
Any rules or regulations by any governmental authority, the National Association of Securities Dealers, the Nasdaq Global Market, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to Genesis.

If any of the above events occur, we may:

•	Terminate the offer and promptly return all tendered eligible options to tendering holders;

•	Complete and/or extend the offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended offer expires;

•	Amend the terms of the offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8. Price range of shares underlying the options.

The Genesis common stock that underlies your options is traded on the Nasdaq Global Market under the symbol “GNSS.” The following table shows, for the periods indicated, the high and low intraday sales price per share of our common stock as reported by the Nasdaq Global Market.

	High	Low
Fiscal Year Ended March 2008
3rd Quarter (through October 10, 2007)	$8.73	$7.85
2nd Quarter	$11.16	$7.15
1st Quarter	$10.04	$8.00

Fiscal Year Ended March 2007
4th Quarter	$10.11	$7.66
3rd Quarter	$12.15	$9.69
2nd Quarter	$14.78	$9.89
1st Quarter	$17.37	$11.10
Fiscal Year Ended March 2006
4th Quarter	$22.40	$17.04
3rd Quarter	$23.13	$17.07
2nd Quarter	$27.16	$18.15
1st Quarter	$19.25	$13.32
Fiscal Year Ended March 2005
4th Quarter	$16.35	$11.98
3rd Quarter	$17.29	$13.45
2nd Quarter	$19.75	$9.60
1st Quarter	$19.75	$13.20

On October 10, 2007, the last reported sale price of our common stock, as reported by the Nasdaq Global Market was $8.30 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9. Source and amount of consideration; terms of restricted stock units.

Consideration.

We will issue restricted stock units in exchange for eligible options properly elected to be exchanged by you and accepted by us for such exchange. Restricted stock units are awards under which Genesis promises to issue common stock in the future, provided the vesting criteria are satisfied. Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered options, you will be entitled to receive restricted stock units based on the exercise price of your exchanged options as described in Section 2 of this Offer to Exchange. Fractional restricted stock units will be rounded to the nearest whole restricted stock unit on a grant by grant basis (with fractional restricted stock units greater than or equal to point five (.5) rounded up to the nearest whole restricted stock unit and fractional restricted stock units less than point five (.5) rounded down to the nearest whole restricted stock unit).

The purchase price of a restricted stock unit will be the par value of our common stock which is equal to $0.001 per share and the par value will be deemed paid by your past services rendered to Genesis. As a result, you do not have to make any cash payment to Genesis to receive your restricted stock units or the common stock upon vesting.

If we receive and accept tenders from eligible employees of all options eligible to be tendered (a total of options to purchase 2,414,526 shares) subject to the terms and conditions of this offer, we will grant restricted stock units to purchase a total of approximately 558,549 shares of our common stock, or approximately 1.49% of the total shares of our common stock outstanding as of October 10, 2007.

General terms of restricted stock units.

Restricted stock units will be granted under our 2007 Equity Incentive Plan, and subject to a restricted stock unit agreement between the recipient and Genesis. Restricted stock units are a different type of award than stock options, therefore, the terms and conditions of the restricted stock units will vary from the terms and conditions of the options that you tendered for exchange, but such changes generally will not substantially and adversely affect your rights. However, you should note that the vesting schedule of your restricted stock unit will differ from your exchanged option and employees in India will be required to pay their employer’s fringe benefit tax, as described below.

The following description summarizes the material terms of our 2007 Equity Incentive Plan. Our statements in this Offer to Exchange concerning the 2007 Equity Incentive Plan and the restricted stock units are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the 2007 Equity Incentive Plan and the form of restricted stock unit agreement under such plan, which have been filed as exhibits to the Schedule TO of which this Offer to Exchange is a part. Please contact your local Human Resources representative to receive a copy of the 2007 Equity Incentive Plan, and the form of restricted stock unit agreement thereunder. We will promptly furnish to you copies of these documents upon request at our expense.

2007 Equity Incentive Plan

The 2007 Equity Incentive Plan permits the granting of options, restricted stock, restricted stock units, stock appreciation rights, performance shares, or performance units. The number of shares of common stock subject to options currently outstanding under our 2007 Equity Incentive Plan is zero (0) shares. The maximum number of shares of common stock reserved for issuance under the 2007 Equity Incentive Plan will be reduced by two (2) shares for every one (1) restricted stock unit granted and one (1) share for every one (1) option granted under such Plan. The 2007 Equity Incentive Plan is administered by our board of directors or a committee appointed by our board of directors, which we refer to as the “Administrator.” Subject to the other provisions of the 2007 Equity Incentive Plan, the Administrator has the power to determine the terms, conditions, and restrictions of the restricted stock units granted, including the number of restricted stock units and the vesting criteria.

Purchase price.

The purchase price, if any, of a restricted stock unit granted under the 2007 Equity Incentive Plan generally is determined by the Administrator. For purposes of this offer, the purchase price of a restricted stock unit will be the par value of our common stock which is equal to $0.001 per share and the par value will be deemed paid by your past services rendered to Genesis. As a result, you do not have to make any cash payment to Genesis to receive your restricted stock units or the common stock upon vesting.

Vesting.

The vesting applicable to a restricted stock unit granted under the 2007 Equity Incentive Plan generally is determined by the Administrator in accordance with the terms of the plan. The restricted stock units granted under this offer will be subject to a set vesting schedule. Except for eligible employees living in Canada, each restricted stock unit will vest as follows:

•	None of the restricted stock units will be vested on the restricted stock unit grant date.

•	If an exchanged option was fully vested on the cancellation date, 100% of the restricted stock units subject to the restricted stock unit grant will vest on November 20, 2008.

•
If an exchanged option was not fully vested on the cancellation date, 50% of the restricted stock units subject to the restricted stock unit grant will vest on November 20, 2008, and 50% of the restricted stock units subject to the restricted stock unit grant will vest on November 20, 2009, such that all restricted stock units granted in connection with this offer will be vested no later than November 20, 2009.

Eligible employees in Canada will have a portion of their exchanged restricted stock units fully vested on the restricted stock unit grant date sufficient to cover their estimated tax liability on that date. The remaining portion of the restricted stock units will vest on the same schedule noted above for exchanged options that were fully vested on the cancellation date and those that were not fully vested on the cancellation date. See Schedule C for details.

We expect the restricted stock unit grant date will be November 16, 2007. If the expiration date is extended, the restricted stock unit grant date will be similarly delayed.

•	Vesting on any date is subject to your continued active service to Genesis or one of its subsidiaries through each relevant vesting date.

•	After the restricted stock units vest, continued employment is not required to retain the common stock issued under the restricted stock units.

•
We will make minor modifications to the vesting schedule of any restricted stock units to eliminate fractional vesting (such that a whole number of restricted stock units will vest on each vesting date); this will be done by rounding up to the nearest whole number of restricted stock units that will vest on the first vesting date and rounding down on the following vesting date.

Example: An option to purchase 1,000 shares with an exercise price equal to $18.00 is exchanged for 167 restricted stock units (1,000 divided by 6, rounded to the nearest whole restricted stock unit). The option was 50% vested on the cancellation date and the eligible employee does not live in Canada. The restricted stock units will vest as follows:

Number of restricted stock units: 167

Vested on restricted stock unit grant date: None

Vesting Schedule: None of the restricted stock units will be vested on the restricted stock unit grant date, 50% of the restricted stock units (84 restricted stock units) will vest on November 20, 2008, and 50% of the restricted stock units (83 restricted stock units) will vest on November 20, 2009, in each case subject to your continued active service to the Company or one of its subsidiaries on each relevant vesting date such that all restricted stock units granted in connection with this offer will be vested no later than November 20, 2009. We expect the restricted stock unit grant date will be November 16, 2007. If the expiration date is extended, the restricted stock unit grant date will be similarly delayed.

Restricted stock units which do not vest will be forfeited to Genesis.

Please see Schedule C of this Offer to Exchange for an example applying to eligible employees living in Canada.

Form of payout.

Restricted stock units granted under this offer and subsequently earned by a recipient will be paid out in shares of our common stock. The Company will satisfy all tax withholding obligations in the manner specified in your restricted stock unit agreement.

Adjustments upon certain events.

Events Occurring Before the Restricted Stock Unit Grant Date. Although we are not anticipating any such merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the option plan under which they were granted and your option agreement. Further, if Genesis is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no restricted stock units in exchange for them. If Genesis is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new restricted stock units, including any adjustments to the purchase price and number of shares that will be subject to the restricted stock units. Under such circumstances, the type of security and the number of shares covered by your restricted stock unit award would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive restricted stock units covering more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the restricted stock units if no acquisition had occurred.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Finally, if another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the completion of this option exchange program. Termination of your employment for this or any other reason before the restricted stock unit grant date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any restricted stock units or other benefit for your tendered options.

Events Occurring After the Restricted Stock Unit Grant Date. If a change in our capitalization, such as a stock split, reverse stock split, stock dividend, combination or reclassification or other similar event, occurs after the restricted stock unit grant date, an appropriate adjustment will be made to the number and purchase price of shares subject to each restricted stock unit, without any change in the aggregate purchase price.

In the event of a change in control of the Company, each outstanding award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

Transferability of restricted stock units.

Restricted stock units generally may not be transferred, other than by will or the laws of descent and distribution, unless the Administrator indicates otherwise in your restricted stock unit agreement. In the event of your death, any person who acquires the restricted stock units by bequest or inheritance may be issued the shares subject to the restricted stock units.

Registration and sale of shares underlying restricted stock units.

All of Genesis’s shares of common stock issuable upon the vesting of the restricted stock units has been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Genesis for purposes of the Securities Act, you will be able to sell the shares issuable upon receipt of your restricted stock units free of any transfer restrictions under applicable U.S. securities laws. For employees residing in certain countries outside of the U.S., including India and Korea, you may be required to repatriate the proceeds of the sale of shares of common stock to your country of residence. Please see Schedules C – G for additional details.

U.S. federal income tax consequences.

You should refer to Section 14 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the restricted stock units and exchanged options, as well as the consequences of accepting or rejecting this offer. If you are a taxpayer of the United States, but are also subject to the tax laws of another non-U.S. jurisdiction, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

10. Information concerning Genesis.

Our principal executive offices are located 2525 Augustine Drive, Santa Clara, California, 95054, and our telephone number is (408) 919-8400. Questions regarding this option exchange should be directed to your local Human Resources representative:

Santa Clara
Catherine Murio
Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, California 95054
(408) 919-8424

Canada
Rene Goldman
165 Commerce Valley Drive, West
Thornhill, Ontario, Canada L3T 7V8
(905) 762-7358

India
Srinath Ramdas
George Thangiah Complex
80 Feet Road
Jeevanbhimanagar, Bangalore 560 075 India
91-80-25253848

Japan
Akiko Namoto
1-19-12 Isoda Building, 5F
Osaki, Shinagawa-ku, Tokyo, 141-0032 Japan
81-3-5745-0816

Korea
SK Kim
11F, Tae-Seok B/D, 275-5
Yangjae-Dong, Seocho-Ku, Seoul 137-130 Korea
82-2-575-1402

Taiwan
Kate Chiu
5F, No. 100, Rueiguang Road
Neihu, Taipei 114, Taiwan R.O.C.
886-2-8177-7096

Genesis designs, develops, and markets integrated circuits called display controllers that receive and process analog and digital video and graphic images for viewing on a flat-panel display. Our display controllers are typically located inside a flat-panel display device, such as a flat-panel television or computer monitor. We are currently addressing established display applications such as flat-panel computer monitor, and display applications such as liquid crystal display (LCD) television, plasma television, digital cathode ray tube television, digital television and other display devices for the consumer electronics market. We are also pioneering with other industry leaders a new interconnect standard called DisplayPort through the Video Electronics Standard Association (VESA). DisplayPort is an open digital standard designed to enable a common, open source, royalty-free, scalable interface between any flat-panel display and video or data source.

The financial information included in our annual report on Form 10-K, as amended, for the fiscal year ended March 31, 2007 and our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2007 is incorporated herein by reference. Please see Section 17 of this Offer to Exchange entitled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

We had a book value per share of $8.45 on October 10, 2007 (calculated using the book value as of June 30, 2007, divided by the number of outstanding shares of our common stock as of October 10, 2007).

The following table sets forth our ratio of earnings to fixed charges for the periods specified:

	March 31, 2006	March 31, 2007	June 30, 2007
Ratio of earnings to fixed charges	65.57x	–	–

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt discount and issuance costs on all indebtedness, and the estimated portion of rental expense deemed by Genesis to be representative of the interest factor of rental payments under operating leases. The pre-tax losses from continuing operations for the year ended March 31, 2007 are not sufficient to cover fixed charges by a total of approximately $130,126,000.  As a result, the ratio of earnings to fixed charges has not been computed for this period. The pre-tax losses from continuing operations for the quarter ended June 30, 2007 are not sufficient to cover fixed charges by a total of approximately $9,817,000.  As a result, the ratio of earnings to fixed charges has not been computed for this period.

11. Interests of directors and executive officers; transactions and arrangements concerning the options.

A list of our directors and executive officers is attached to this Offer to Exchange as Schedule A. Our executive officers and the members of our board of directors may not participate in this offer. As of October 10, 2007, our executive officers and directors (twelve (12) persons) as a group held options unexercised and outstanding under our Plans to purchase a total of 796,167 of our shares, which represented approximately 16% of the shares subject to all options outstanding under our Plans as of that date.

The following tables below sets forth the beneficial ownership of each of our executive officers and directors of options under the Plans outstanding as of October 10, 2007. The percentages in the tables below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase our common stock under our 1997 Employee Stock Option Plan, which was 2,065,888 as of October 10, 2007, our 1997 Non-Employee Stock Option Plan, which was 160,480 as of October 10, 2007, our 2000 Nonstatutory Stock Option Plan, which was 2,332,621 as of October 10, 2007, our 2001 Nonstatutory Stock Option Plan, which was 252,489 as of October 10, 2007, the Paradise Electronics, Inc. 1997 Stock Option Plan, which was 557 as of October 10, 2007 and the Sage, Inc. Second Amended and Restated 1997 Stock Option Plan, which was 243,723 as of October 10, 2007. Our Executive officers and the members of our board of directors are not eligible to participate in the offer.

Name	Position	Number of Options Outstanding Under the Plans	Percentage of Total Outstanding Options Under the Plans
Elias Antoun	President, Chief Executive Officer, and Director	105,000	2%
Jon Castor	Director	43,000	*
Chieh Chang	Director	53,000	1%
Tim Christoffersen	Director	65,500	1%
Jeffrey Diamond	Director	115,500	2%
Robert H. Kidd	Director	70,500	1%
Ernest Lin	Senior Vice President, Worldwide Sales	42,000	*
Jeffrey Lin	General Counsel and Secretary	65,700	1%
Linda Millage	Interim Principle Accounting Officer	25,000	*
Chandrashekar M. Reddy	Director	67,167	1%
Hildy Shandell	Senior Vice President, Corporate Development	45,000	*
Behrooz Yadegar	Senior Vice President, Product Development	98,800	2%

*	Less than 1%.

Our executive officers and members of our board of directors are not eligible to participate in this offer.

On August 20, 2007, the Company issued 3,125 shares of our common stock to Hildy Shandell pursuant to the vesting of a grant of restricted stock units made on September 12, 2006.

To the best of our knowledge, no other directors or executive officers, nor any affiliates of ours, were engaged in transactions involving options or a restricted stock purchase to purchase our common stock under our 2007 Equity Incentive Plan, or in transactions involving our common stock during the past sixty (60) days before and including October 18, 2007.

12. Status of options acquired by us in the offer; accounting consequences of the offer.

Options that we acquire through the offer and that were granted under the Plans will be cancelled and the shares subject to those options will be returned to the pool of shares available for grants of new awards under our 2007 Equity Incentive Plan. To the extent shares returning to these plans are not fully reserved for issuance upon receipt of the restricted stock units to be granted in connection with the offer, the shares will be available for future awards to employees and other eligible plan participants, respectively, without further stockholder action, except as required by applicable law or the rules of the Nasdaq Global Market or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

As of April 1, 2006, we have adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), or SFAS 123(R), on accounting for share-based payments. Under SFAS 123(R), we will recognize the incremental compensation cost of the restricted stock units granted in the offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of each award of restricted stock units granted to employees in exchange for exchanged options, measured as of the date the restricted stock units are granted, over the fair value of the exchanged options, measured immediately prior to the cancellation. This incremental compensation cost will be recognized ratably over the vesting period of the restricted stock units. In the event that any of the restricted stock units are forfeited prior to their vesting due to termination of service, the compensation cost for the forfeited restricted stock units will not be recognized.

13. Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of restricted stock units as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any Nasdaq listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue restricted stock units for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting restricted stock units on the restricted stock unit grant date, we will not grant any restricted stock units. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the restricted stock unit grant date we will not grant any restricted stock units and you will not receive any other benefit for the options you tendered and your eligible options will not be accepted for exchange.

14. Material income tax consequences.

Material U.S. federal income tax consequences.

The following is a summary of the material U.S. federal income tax consequences of the exchange of options for restricted stock units pursuant to the offer for those eligible employees subject to U.S. federal income tax. This discussion is based on the United States Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are a citizen or a resident of the United States, but are also subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

We recommend that you consult your own tax advisor with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

Option holders who exchange outstanding options for restricted stock units generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.

Restricted stock units.

If you are a U.S. taxpayer, you generally will not have taxable income at the time you are granted a restricted stock unit. Instead, you will recognize ordinary income as the shares subject to the restricted stock units vest and no longer can be forfeited, at which time Genesis will also generally have a tax withholding obligation. The amount of ordinary income you recognize will equal the fair market value of the shares on the vesting date, less the amount, if any, you paid for the shares. With regard to the shares issued pursuant to the restricted stock units granted under the offer, you will not have paid any amount for the shares as such amounts will be satisfied by your past services to Genesis. The Company will satisfy all tax withholding obligations in the manner specified in your restricted stock unit agreement. Any gain or loss you recognize upon the sale or exchange of shares that you acquire through a grant of restricted stock units generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you hold the shares.

We recommend that you consult your own tax advisor with respect to the federal, state, and local tax consequences of participating in the offer.

If you participate in the offer and are subject to tax or social insurance contributions in Canada, India, Japan, Korea, and Taiwan, please refer to Schedules C – G of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

Stock options.

If you participate in this offer, your eligible options will be exchanged for restricted stock units. So that you are able to compare the tax consequences of new restricted stock units to that of your eligible options, we have included the following summary as a reminder of the tax consequences generally applicable to options under U.S. federal tax law.

Incentive stock options.

Under current U.S. tax law, an option holder will not realize taxable income upon the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder’s death or disability, if an option is exercised more than three (3) months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

•	more than two (2) years after the date the incentive stock option was granted (the new option grant date); and

•	more than one (1) year after the date the incentive stock option was exercised.

If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale.

If the disposition is not qualifying, which we refer to as a “disqualifying disposition,” the excess of the fair market value of the option shares on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) over the exercise price will be taxable income to the option holder at the time of the disposition.

Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one (1) year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we will generally be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

Nonstatutory stock options.

Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise generally will be compensation income taxable to the option holder.

We generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss. If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

Note that as a result of the American Jobs Creation Act of 2004 (referred to below as Section 409A), options amended in a certain manner or granted with an exercise price that was lower than the fair market value of the underlying shares at the time of grant (“discount options”) may be taxable to you before you exercise your option. As of the date of this offer, how such options will be taxed is unclear. However, based on currently available guidance, we believe that, in the tax year in which a discount option vests, the holder of the discount option will have income recognition equal to the difference between the fair market value of the shares and the exercise price (the “spread”) and will be subject to the 20% tax on the spread. In addition, we believe that during each subsequent tax year (until the option is exercised or expires), the holder of the discount option will be subject to additional annual income and penalty taxes on any increase in value of the underlying stock. Finally, certain states have also adopted laws similar to Section 409A. Consequently, the holder of the discount option may also incur additional taxes and penalties under state law provisions. For example, California has adopted a provision similar to Section 409A and thereby imposes a 20% tax with regard to discounted options (in addition to the federal 20% tax and any federal and state income taxes).

We recommend that you consult your own tax advisor with respect to the federal, state, and local tax consequences of participating in the offer.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

15. Extension of offer; termination; amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option expires after commencement, but before cancellation under the offer, that particular option is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual cancellation date under the extended offer, that option would not be eligible for exchange.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten (10) U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least five (5) U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

16. Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

17. Additional information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

1.	Our definitive proxy statement on Schedule 14A for our 2007 annual meeting of stockholders, filed with the SEC on September 7, 2007;

2.	Our quarterly report on Form 10-Q for our fiscal quarter ended June 30, 2007 filed with the SEC on August 9, 2007;

3.	Our annual report on Form 10-K for our fiscal year ended March 31, 2007, filed with the SEC on June 12, 2007 (as amended by Amendment No. 1, filed with the SEC on September 4, 2007);

4.	Our current report on Form 8-K filed with the SEC on October 15, 2007, June 19, 2007, June 12, 2007, and April 27, 2007;

5.
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 7, 2002 and any further amendment or report filed thereafter for the purpose of updating such description; and

6.
The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on June 28, 2002, as amended by the registrant’s Registration Statements on Form 8-A/A filed on August 5, 2002, and March 31, 2003, and any further amendment or report filed thereunder for the purpose of updating such description.

These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at Genesis Microchip Inc., 2525 Augustine Drive, Santa Clara, California, 95054, Attention: Human Resources or telephoning your local Human Resources representative.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18. Financial statements.

The financial information, including financial statements and the notes thereto, included in our annual report on Form 10-K, as amended, for the fiscal year ended March 31, 2007 and quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2007 are incorporated herein by reference. Attached as Schedule B to this Offer to Exchange is a summary of our financial information from our annual report on Form 10-K, as amended, for our fiscal year ended March 31, 2007 and from our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2007. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange.

19. Miscellaneous.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related option exchange program documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.

Genesis Microchip Inc.
October 18, 2007

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS
AND DIRECTORS OF GENESIS MICROCHIP INC.

The directors and executive officers of Genesis Microchip Inc. are set forth in the following table:

Name	Position and Offices Held
Elias Antoun	President, Chief Executive Officer, and Director
Jon Castor	Director
Chieh Chang	Director
Tim Christoffersen	Director
Jeffrey Diamond	Director
Robert H. Kidd	Director
Ernest Lin	Senior Vice President, Worldwide Sales
Jeffrey Lin	General Counsel and Secretary
Linda Millage	Interim Principle Accounting Officer
Chandrashekar M. Reddy	Director
Hildy Shandell	Senior Vice President, Corporate Development
Behrooz Yadegar	Senior Vice President, Product Development

The address of each executive officer and director is:

Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, California 95054

Our executive officers and members of our board of directors are not eligible to participate in this offer.

A-1

SCHEDULE B

SUMMARY FINANCIAL INFORMATION OF GENESIS MICROCHIP INC.

	Three Months Ended June 30		Year Ended March 31,
	2007	2006	2007	2006	2005	2004	2003
STATEMENTS OF OPERATIONS DATA:
Revenues	$43,984	$55,899	$214,617	$269,506	$204,115	$213,420	$194,325
Cost of revenues(2)	27,031	33,240	126,281	153,039	125,394	134,735	127,110
Gross profit	16,953	22,659	88,336	116,467	78,721	78,685	67,215
Operating expenses:
Research and development (2)	16,233	14,917	64,497	48,700	41,534	38,552	39,895
Selling, general and administrative (2)	12,858	14,822	65,223	48,698	45,619	47,126	47,042
Impairment of goodwill and intangible assets (1)	—	—	101,001	—	—	—	—
Total operating expenses	29,091	29,739	230,721	97,398	87,153	85,678	86,937
Income (loss) from operations	(12,138)	(7,080)	(142,385)	19,069	(8,432)	(6,993)	(19,722)
Interest and other income, net	2,321	5,381	12,259	5,403	1,939	1,725	946
Income (loss) before income taxes	(9,817)	(1,699)	(130,126)	24,472	(6,493)	(5,268)	(18,776)
Provisions for (recovery of) income taxes	891	(3,139)	14,215	6,082	2,954	(1,063)	(4,140)
Net income (loss)	$(10,708)	$1,440	$(144,341)	$18,390	$(9,447)	$(4,205)	$(14,636)
Earnings (loss) per share:
Basic	$(0.29)	$0.04	$(3.95)	$0.53	$(0.29)	$(0.13)	$(0.47)
Diluted	$(0.29)	$0.04	$(3.95)	$0.50	$(0.29)	$(0.13)	$(0.47)
Weighted average number of common shares outstanding:
Basic	37,142	36,001	36,514	34,909	33,084	31,876	31,248
Diluted	37,142	36,518	36,514	36,877	33,084	31,876	31,248

(1)	See Notes 5 & 6 to our consolidated financial statements included in Item 8 of our form 10-K/A as filed on September 4, 2007.

(2)
Effective April 1, 2006 we adopted statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment. See Note 9 to our consolidated financial statements in Item 8 of our Form 10-K/A as filed on September 4, 2007.

	As of June 30,	As of March 31,
	2007	2007	2006	2005	2004	2003
BALANCE SHEETS DATA:
Cash, cash equivalents and short-term investments	$186,438	$188,250	$185,379	$129,757	118,222	113,138
Working capital	194,441	202,108	204,518	156,411	147,651	130,831
Total Current Assets	228,652	230,453	244,772	183,207	171,522	158,691
Total Non-current Assets	122,288	121,261	234,905	233,085	239,204	243,963
Total assets	350,940	351,714	479,677	416,292	410,726	402,654
Total Current Liabilities	34,211	28,345	40,254	26,796	23,871	27,860
Total Non-current Liabilities	—	—	—	—	—	961
Stockholders’ equity	316,729	323,369	439,423	389,496	386,855	373,833

B-1

SCHEDULE C

GUIDE TO TAX ISSUES IN CANADA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Canada. This summary is based on the law in effect in Canada as of September 2007. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. It should be noted that, although most provinces use the same definitions of income and taxable income as is used at the federal level, certain provinces impose their own income tax through comprehensive tax legislation. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

The tax treatment of the exchange of eligible options for the grant of restricted stock units is uncertain. The Income Tax Act of Canada provides for a tax-free exchange if the value of the underlying securities immediately before the exchange less the exercise price is not less than the value of the underlying securities to be received by you at the time of the exchange for the restricted stock units. Because the eligible options are underwater, it is unlikely that you will qualify for this tax-free exchange status.

Instead, it is likely that the Canada Revenue Agency (the “CRA”) will treat the exchange as either (1) a taxable exchange of employee stock options in exchange for the grant of restricted stock units, or (2) two separate transactions (i.e., a tender of existing options for cancellation, followed by a grant of new and unrelated restricted stock units), whereby the tender is viewed as a disposition for no consideration.

For the purposes of this summary, it is assumed that the transactions will qualify as one transaction under Canadian tax law and accordingly, you will have disposed of your eligible options for consideration equal to the value of the restricted stock units.

Therefore, you must include in your income for the year of the offer the amount of this benefit (i.e., the value of the restricted stock units). However, if your eligible options qualify for favorable tax treatment in Canada (see discussion below), you will be entitled to deduct one-half of the amount of the income in computing taxable income. (Please see the example below for details on how the tax is calculated). Your employer will determine and communicate to you the taxable amount at the time of the exchange and will withhold and remit tax and any applicable Canada Pension Plan (“CPP”) contributions on such amount. For the purpose of computing the value of the restricted stock units, we will apply standard valuation techniques that the CRA may or may not agree with.

Taxation of Options

Your eligible options may qualify for favorable tax treatment in Canada. If that is the case, you would be able to exclude one-half of the income you realize upon exercise of the eligible options (i.e., the difference between the exercise price you pay and the fair market value of the shares at exercise) from taxation. Furthermore, you would be able to defer taxation on the remaining one-half of option income until the earliest of the time that you sell the shares purchased upon exercise, die or become a non-resident of Canada, provided you file a deferral election with your employer and your eligible options are not worth more than C$100,000 (calculated based on the fair market value of the shares subject to the option at grant).

No such favorable tax treatment will be available for restricted stock units which are taxed at vesting as described herein. Therefore, before you decide to participate in the offer, you should carefully consider the impact of the favorable tax treatment on your eligible options, as well as the fact that you will be subject to tax at the time of the exchange, as described above.

Vesting of Restricted Stock Units

Because you are subject to tax on the exchange, a portion of the restricted stock units exchanged for the options will be fully vested and the Company intends to redeem those shares to satisfy your employer’s tax and CPP (if applicable) withholding obligations.

When your remaining restricted stock units vest and shares are issued to you, you will be required to include in your income for the year of vesting the fair market value of the shares issued to you. You will be able to deduct from the income the value of the eligible options exchanged in consideration for the restricted stock units, which we will determine and communicate to you. For the purpose of computing the value of the eligible options, we will apply standard valuation techniques that the CRA may or may not agree with. (Please see the example below for details on how the tax is calculated.)

Please note that, if you terminate employment before the remaining restricted stock units vest, you likely will not be allowed to deduct the amount previously included in income at the time of the exchange. However, you should have realized a capital loss from the disposition of your right to receive restricted stock units and will be able to offset one half thereof in computing the taxable portion of capital gains realized in the same year, the preceding three years or any subsequent year. Since you will not have any proceeds of disposition, the amount of your capital loss should be the value of the eligible options at the time of the exchange which is your cost of receiving your right to the restricted stock units.

Sale of Shares

When you subsequently sell the shares acquired upon vesting, you will be subject to income tax at your marginal tax rate on any gain you realize. Although not entirely clear, the taxable gain will likely be calculated as one-half of the difference between the sale price and the adjusted cost basis of the shares (generally, the value of the eligible options you gave up on the date of exchange less any brokerage fees).

One-half of any loss arising from the sale of the shares may be deducted from any taxable gain for the year, the previous three years, or any subsequent tax year.

Withholding and Reporting

Your employer will withhold income tax and any applicable CPP contributions on the exchange of the options and the vesting of the restricted stock units and will report the income recognized to the CRA. A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which you have taxable income. It is your responsibility to pay tax on the income arising from the sale of shares.

Example

Assume you have eligible options for 2,028 shares at an exercise price of $18/share. Based upon the specific stock option for restricted stock unit (“RSU”) exchange ratios calculated under your exchange program, if you elect to participate in the offer, you will receive 1 RSU for every 6 eligible options exchanged. Therefore you will receive, RSUs for 338 shares in the exchange.

Further assume that the market value of our shares is $8 at the time of the exchange and that your eligible options qualified for favorable tax treatment in Canada. Finally, assume that the market value of our shares on the first vesting date of your restricted stock units will either decrease to $6, stay the same at $8, or increase to $10.

At the time of the exchange, you will be subject to tax on the value of the restricted stock units. The value of the restricted stock units is determined at the time of the exchange using standard valuation techniques that the CRA may or may not agree with and is generally based on the market value of the underlying shares at the time of the exchange (i.e., $2,704 = $8 x 338 shares). Because your eligible options qualified for favorable tax treatment, you will be able to deduct one-half of the total gain, meaning that your total taxable income at the time of the exchange will be $1,352 (i.e., $2,704 / 2).

This amount will be subject to income tax and CPP. Assuming your combined income tax and CPP rate is 35%, you will owe $473 in taxes at the time of the exchange. A portion of the restricted stock units you receive in the exchange will be fully vested and the Company intends to withhold the tax and CPP contributions due by redeeming shares equal in value to the tax liability. If the tax liability is $473, then 59 restricted stock units subject to the exchange program grant will be fully vested to cover the tax liability ($473/$8 = 59).

At the time of vesting of the remaining portion of the restricted stock units, you will be subject to tax on the market value of the shares issued to you at vesting, minus the value of your (cancelled) eligible options.

If an exchanged option was fully vested at the time of exchange, then 100% of your remaining restricted stock units will vest on November 20, 2008, and you will receive 279 (338-59) shares on the vesting date (provided you remain employed by us on the vesting date). Depending upon whether the share price decreases, remains the same, or increases, the market value of these At the time of vesting you will be subject to tax on the difference between the market value of the shares less the fair value of the specific cancelled option at the time of the exchange. The fair value of options at the time of exchange is estimated using a Black-Scholes option-pricing model which assigns a value to each eligible option based on the option exercise price, current fair market value, the Company’s stock volatility, current risk-free interest rates and the option’s expected term. For purposes of this example only, please assume that the value of your cancelled options (determined under a Black-Scholes valuation model) is $2,100. Therefore, depending upon whether the share price decreases, remains the same, or increases, you will be subject to tax on the first vesting date in the amount of $0, $46, or $242, respectively.

If an exchanged option was not fully vested at the time of exchange, then 50% of your remaining restricted stock units will vest on November 20, 2008 and the remaining 50% will vest on November 20, 2009. If the value of your shares remained the same on November 20, 2009 as they were on November 20, 2008, your tax on the first vesting date would be less than in the example in the previous paragraph. However, your total tax should equal the tax calculated in the previous paragraph when the shares are fully vested.

Below is a summary of the tax implications illustrated in this example.

	No Exchange*	Option for RSU Exchange
		Share Price Decreases	Share Price Remains the Same	Share Price Increases
Assumptions
Number of Eligible Options	2,028	2,028	2,028	2,028
	No Exchange*	Option for RSU Exchange
	No Exchange*	Option for RSU Exchange
		Share Price Decreases	Share Price Remains the Same	Share Price Increases
Assumptions
Number of Eligible Options	2,028	2,028	2,028	2,028
Exercise Price of Options	$18	$18	$18	$18
Number of RSUs granted (using 6 to 1 ratio)	0	338	338	338
Market Value of RSUs at Date of Exchange	$0	$8	$8	$8
Market Value of Shares at Date of Vesting*	$8*	$6	$8	$10

Date of Exchange
Taxable Benefit at Exchange (338 options x $8)	$0	$2,704	$2,704	$2,704
Eligible 50% Deduction		(1,352)	(1,352)	(1,352)
Adjusted Taxable Benefit		1,352	1,352	1,352
Tax Rate (CPP may apply in addition)	35%	35%	35%	35%
Tax at Date of Exchange	$0	$473	$473	$473

Number of RSUs to vest at Exchange to cover Tax Liability ($473 / $8)	0	59	59	59
RSUs remaining (338 RSUs minus 59 RSUs)		279	279	279

Date of Vesting
Value of remaining RSUs at Vesting Date	$0	$1,674	$2,232	$2,790
Less: Value of Cancelled Options (assumed under Black Scholes)		(2,100)	(2,100)	(2,100)
Taxable Benefit at Vesting Date	0	0	132	690
Tax Rate (subject to marginal personal tax rate)	35%	35%	35%	35%
Tax at Date of Vesting	$0	$0	$46	$242

Total After Tax Benefit to You	$0	$1,674	$2,186	$2,548

*Note: For purposes of this example, it has been assumed that date of vesting is also the date of sale of the stock options. The share price on that date has been assumed to be $8. Under this example, since the share price of $8 is below the exercise price of $18, the sale of shares would not generate any taxable income. However, please note that it is possible that the stock price on such date could exceed the exercise price of $18 and therefore your cancelled options might be worth more than the RSUs that you receive in exchange for them. Please refer to section entitled “Risks of Participating in the Offer.”

SCHEDULE D

GUIDE TO TAX ISSUES IN INDIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in India. This summary is based on the law in effect in India as of September 2007. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant

You will not be subject to tax when the restricted stock units are granted to you.

Vesting

As of April 1, 2007, the shares issued at vesting of the restricted stock units are characterized as a “fringe benefit” and the income received from the restricted stock unit, (i.e., the fair market value of the shares at vesting), is taxable under the Fringe Benefit Tax rules (“FBT”). The FBT rules permit employers to recover the FBT due in connection with vesting of restricted stock units from employees. Your employer has decided to seek such recovery from you. Accordingly, upon the vesting of the restricted stock unit, you will be liable for the FBT (currently 34% of the fair market value of the shares at vesting) due on the award.

Sale of Shares

Depending on your residential status in India under current Indian tax law, you may be subject to capital gains tax on any gain you realize from the sale of the shares issued to you upon vesting of the restricted stock units. You will be subject to capital gains tax on the difference between the sale price and the amount previously subject to FBT (i.e., the fair market value of the shares at vesting).2

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If you hold the shares for more than 12 months, you will be taxed at the more favorable long-term capital gains tax rate. If you hold the shares for 12 months or less, the gain will be treated as short-term gain which is included with your other income and taxed at your marginal tax rate.

Withholding and Reporting

Your employer will not have any personal income tax withholding or reporting obligations in connection with the income you derive from the vesting of the restricted stock units. Instead, your employer will withhold FBT from you on the award, report the income as a fringe benefit and pay the applicable FBT to the Indian tax authorities through its FBT returns. Your employer may satisfy the FBT through shares due to you, through your salary or through the sale of shares you receive upon the vesting of the restricted stock unit.

It is your responsibility to declare the sale of shares on your individual income tax return and pay taxes due as a result of the sale. You must file your tax return on or before July 31 following the fiscal year ended March 31.

Other Information

Exchange Control Information

To the extent required by law, you must repatriate to India the proceeds of any shares sold and convert the proceeds to local currency within a reasonable period of time (but not later than 90 days after the sale). If required by law, you must also obtain evidence of the repatriation of funds in the form of a foreign inward remittance certificate (“FIRC”) from the bank where you deposited the foreign currency and you must to deliver a copy of the FIRC to your employer.

2  The Central Board of Direct Tax in India is expected to issue guidance clarifying the method of computation of fair market value for purposes of the FBT regime.
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SCHEDULE E

GUIDE TO TAX ISSUES IN JAPAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Japan. This summary is based on the law in effect in Japan as of September 2007. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units. Please note, however, that the Japanese tax treatment of an option exchange for restricted stock units is uncertain because there are no specific tax provisions related to such an exchange. Therefore, we recommend that you check with your personal tax advisor on the potential tax consequences of the offer.

Grant

Although the tax treatment of restricted stock units is uncertain in Japan, under the current practice of the tax authorities, you likely will not be subject to tax when the restricted stock units are granted to you.

Vesting

You likely will be subject to income tax when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you. This income will likely be characterized as remuneration income and taxed at your marginal tax rate.

You likely will not be subject to social insurance contributions upon vesting of your restricted stock units.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will be subject to capital gains tax on any gain you realize. The taxable gain will be the difference between the sales proceeds and your tax basis in the shares. Your tax basis will likely be the amount you recognize as income at vesting when the shares are issued to you (i.e., the fair market value of the shares). Generally, you will be subject to capital gains tax at a flat rate of 20%. However, you may be eligible for a reduced flat tax rate of 10%, as opposed to the standard flat rate of 20%. The 10% temporary lower rate is in effect subject to conditions including: (1) the stock must be traded on a recognized exchange (i.e., NASDAQ); and (2) the stock must be sold through a securities broker registered in Japan. Please consult with your tax advisor to find out if you are eligible for this reduced rate and/or other favorable stock-related tax treatments.

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Withholding and Reporting

Your employer may withhold and report income tax on your income associated with the restricted stock units if your employee has significant involvement with the grant and administration of the awards. However, it is ultimately your responsibility to report the fair market value of the shares received at vesting on your annual personal income tax return and to pay the related taxes that are due on this income. The deadline for filing this tax return is March 15 following the year that your restricted stock units vest and the shares are issued to you.

In addition, you are responsible for reporting any capital gains or losses that you realize from the sale of your shares on your annual personal income tax return and to pay the related taxes that are due on any capital gain. The deadline for filing the tax return is March 15 following the year that you sell your shares.

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SCHEDULE F

GUIDE TO TAX ISSUES IN KOREA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Korea. This summary is based on the law in effect in Korea as of September 2007. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

This summary also includes other country-specific requirements that may affect your participation in the offer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant

You will not be subject to tax when restricted stock units are granted to you.

Vesting

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable wage ceiling) when the restricted stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will be subject to capital gains tax on any gain you realize. The taxable gain will be the difference between the sales proceeds and the fair market value of the shares at vesting, unless the gain you have realized from the sale of shares in that year is less than the exempt amount (which is currently KRW2,500,00 per year per type of asset sold). Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax. However, you will not be subject to the securities transaction tax when you sell the shares.

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Withholding and Reporting

The fair market value of the shares issued to you at vesting will be compensation to you. Because your employer does not bear the costs of the restricted stock units, the income will be considered Class B income. Your employer is not required to withhold or report income tax on such income. It is your responsibility to report and pay any income tax on income resulting from the vesting of your restricted stock units. If you join a Taxpayer’s Association whereby you routinely report your excess income, you will be eligible for a 10% tax deduction. Alternatively, you may report and pay the tax on the income earned as part of your Global Income Tax report which must be filed by May 31 of the year following the year in which vesting occurred.

Although the income you earn upon vesting of the restricted stock units and issuance of shares is considered Class B income for income tax purposes, your employer may be required to withhold any applicable social insurance contributions that may arise from the vesting of your restricted stock units. Genesis may redeem a sufficient number of shares issued when restricted stock units vest to satisfy the social insurance withholding or it may withhold from your salary or the proceeds of the sale of shares. You will be responsible for reporting and paying any additional social insurance contributions due on the income earned if any additional amounts are required. Finally, it is your responsibility to report and pay any taxes resulting from the sale of your shares.

Other Information

Exchange Control Information

Exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares to repatriate the proceeds to Korea within 18 months of the sale.

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SCHEDULE G

GUIDE TO TAX ISSUES IN TAIWAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units for eligible employees subject to tax in Taiwan. This summary is based on the law in effect in Taiwan as of September 2007. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the restricted stock units are granted, the restricted stock units vest or you sell shares acquired upon vesting of the restricted stock units.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of restricted stock units.

Grant

You will not be subject to tax when restricted stock units are granted to you.

Vesting

You will be subject to personal income tax when the restricted stock units vest and shares are issued to you. The restricted stock units will be deemed additional remuneration and will be regarded as Taiwan-source income taxed at ordinary income tax rates. You will be taxed on the fair market value of the shares issued to you. You will not be subject to social insurance contributions upon vesting of your restricted stock units and the issuance of shares.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will not be subject to tax because gains realized upon the sale of shares in a foreign company (such as Genesis) are considered foreign-source income and, as such, tax-exempt.

However, the recently promulgated Alternative Minimum Tax (“AMT”) Act and its regulations provide that a Taiwan tax resident will have to include any offshore capital gain as add-back items in his or her AMT return starting from January 1, 2009. The Executive Yuan has been granted the right to postpone the starting date to January 1, 2010. Thus, if the subsequent sale occurs on or after January 1, 2009, any realized capital gains may form part of the basic income for AMT purposes.

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Withholding and Reporting

It is your responsibility to report any income you derive from the vesting of the restricted stock units as “salary income” on your personal tax return and pay the applicable taxes. If you are required to file an AMT return, the income also has to be reported as “salary income” on such return.

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